UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________________________________________
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No.    )

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Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

______________________________________________________________________
SLEEP NUMBER CORPORATION
(Name of Registrant as Specified In Its Charter)
______________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
______________________________________________________________________

Payment of Filing Fee (Check all boxes that apply):
☑	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

sleep number®

NOTICE OF 2023

ANNUAL MEETING AND

PROXY STATEMENT

FOR MAY 11, 2023

Dear Shareholders,

Our purpose – to improve the health and wellbeing of society through higher quality sleep – is foundational to Sleep Number. It propels our consumer innovation strategy, mission-driven culture and every stakeholder interaction. In addition to navigating a steady stream of macro challenges in 2022, our passionate team members achieved significant strategic milestones that strengthen our sleep health and wellness technology leadership and position us for future profitable growth.

Sleep Number’s 2022 financial performance reflects the sustained impact of external business and economic disruptions that began early in the year. Globally constrained microchips, Omicron, the war in Ukraine and high inflation drove record low consumer sentiment, significantly reduced demand, and pressured profits. Despite these challenges, we generated EBITDA of nearly $150 million dollars and continued to drive substantial advancements while executing on the Company’s long-term strategic initiatives for sustainable stakeholder value creation.

Advancing Sleep Number Innovation Leadership
We maintain a long-term perspective and continue to build on our superior sleep health position through technology, science and research. In 2022, we introduced the greatest innovation in Sleep Number history, the Climate360™ smart bed, an outstanding technological advancement that actively addresses one of the leading challenges for sleepers - temperature. This smart bed is designed to work with each sleeper’s natural sleep cycles to balance body temperature for better sleep. It uses newer and more accessible microchips with research-grade sensors to support the adaptive sleep experience that effortlessly adjusts to optimize comfort and wellbeing. With the Climate360 smart bed, we also implemented our new health and wellness technology platform, establishing the foundation for this year’s next generation Sleep Number® smart bed portfolio and future digital products and services.

The next gen smart beds were developed based on a robust combination of sleep science and Sleep Number’s 19 billion hours of longitudinal sleep data. Our proprietary platform connects the physical and digital worlds, creating an immersive, adaptive and effortless connected sleep health experience. The smart bed allows sleepers to understand metrics related to health and wellbeing during sleep and may ultimately enable Smart Sleepers to take preventative and proactive wellness actions.

Later this year we will also transition to the next evolution of our Sleep Number™ app, which will integrate all Sleep Number digital touchpoints to simplify our Smart Sleeper’s experience. It will also further advance our connected health strategy. With over 2.5 million Smart Sleepers engaging with our smart beds, our smart bed ecosystem offers an accurate, nonintrusive, real-world method to conduct sleep research that is improving lives and benefiting society. Meaningful collaborations with organizations like the National Football League and health and wellness institutions including the Mayo Clinic and American Cancer Society – who named us their 2022 Corporate Partner of the Year – accelerate our positive effect and have vast societal impact.

Increasing Operational Efficiency
Prioritizing innovation leadership and maintaining thoughtful progress on our strategic initiatives are essential to continuously strengthening our competitive advantages, increasing our business model efficiency, and ensuring future profitable growth. For example, the 2022 completion of our five-year transition to a single, scalable assembly and
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fulfillment network meaningfully benefits our customers and our business. This integrated model enables us to deliver 100% pre-assembled smart beds to all our customers and improves reliability and flexibility. Additionally, with more visibility and connectivity throughout our manufacturing and distribution processes, we have greater control of product quality, less waste across our network, and the ability to realize incremental efficiencies as we grow.

Environmental stewardship, social priorities, and strong governance (ESG) are integrated into Sleep Number’s strategy, culture and operations. Sustainability considerations are a part of everything we do, and we are actively using our new network to reduce resource use. Our ongoing plans deliver continuous improvement, as we are resolute in our long-term commitment to further integrate our efforts with our pursuit of sustainable, profitable growth — an approach that benefits all stakeholders.

As Chair, President and CEO, I am grateful to our highly engaged Sleep Number team and Board; collectively, their passion, dedication and commitment to our purpose leads to superior stakeholder value creation. This is a time which requires clarity, resilience and disciplined courage as we navigate the external challenges while pursuing our opportunities for the future.

Sleep well, dream big,

Shelly Ibach Sleep Number® setting 40, average SleepIQ® score of 82 Chair, President and Chief Executive Officer

2

1001 Third Avenue South
Minneapolis, Minnesota 55404

NOTICE OF 2023 ANNUAL MEETING OF SHAREHOLDERS
May 11, 2023

TO THE SHAREHOLDERS OF SLEEP NUMBER CORPORATION:
Sleep Number Corporation will hold its Annual Meeting of Shareholders at 10:30 a.m. Central Time on Thursday, May 11, 2023. The meeting will be conducted as a virtual meeting via the Internet at www.virtualshareholdermeeting.com/SNBR2023. The purposes of the meeting are to:

1.Elect three persons to serve as Directors for three-year terms;
2.Cast an advisory vote to approve executive compensation;
3.Cast an advisory vote to approve the frequency of future advisory votes on executive compensation; and
4.Cast an advisory vote to ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the 2023 fiscal year ending December 30, 2023.

Shareholders of record at the close of business on March 14, 2023 will be entitled to vote at the meeting and any adjournments thereof. Your vote is important. Please be sure to vote your shares in favor of the Board of Directors’ recommendations in time for our May 11, 2023 meeting date. Your attention is directed to the Proxy Statement for a more complete statement of the matters to be considered at the meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDERS’ MEETING TO BE HELD ON MAY 11, 2023:
The Proxy Statement and Annual Report for the year ended December 31, 2022 and related materials are available at http://ir.sleepnumber.com. The information contained in or connected to our website is not incorporated by reference into, or considered a part of, this Proxy Statement. These materials were first sent or made available to our shareholders on March 30, 2023.

By Order of the Board of Directors,

Samuel R. Hellfeld
Chief Legal and Risk Officer and Secretary

Minneapolis, Minnesota
March 30, 2023

As used in this Proxy Statement, the terms “we,” “us,” “our,” the “Company” and “Sleep Number” mean Sleep Number Corporation and its subsidiaries and the term “common stock” means our common stock, par value $0.01 per share.

This Proxy Statement contains “forward-looking” statements regarding our current expectations within the meaning of the applicable securities laws and regulations. These statements are subject to a variety of risks and uncertainties that could cause actual results to differ materially from expectations. These risks and uncertainties include, but are not limited to, the risks detailed in our filings with the Securities and Exchange Commission (SEC), including the risk factors discussed under the heading "Risk Factors" under Part I: Item 1A. of the Annual Report on Form 10-K for the year ended December 31, 2022. We assume no obligation to update any of these forward-looking statements.

PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS

May 11, 2023

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Sleep Number Corporation for use at the 2023 Annual Meeting of Shareholders.

When is the Annual Meeting and how can I attend?
The Annual Meeting will be held at 10:30 a.m. Central Time on May 11, 2023. The meeting will be conducted as a virtual meeting via the Internet. Shareholders may attend the meeting and submit questions electronically during the meeting via live webcast by visiting the virtual meeting platform at www.virtualshareholdermeeting.com/SNBR2023. Shareholders will need the 16-digit control number included in Notice of Internet Availability of Proxy Materials, on the proxy card or in the instructions that accompanied the proxy materials to enter the Annual Meeting. Shareholders may log into the virtual meeting platform beginning at 10:15 a.m. Central Time on May 11, 2023. The meeting will begin promptly at 10:30 a.m. Central Time on May 11, 2023. If we determine to make any change to the date, time or procedures of our Annual Meeting, we will announce such changes in advance on our website http://ir.sleepnumber.com and file with the Securities and Exchange Commission as additional proxy materials.

What if I have technical difficulties during the meeting or trouble accessing the virtual Annual Meeting?
We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting. If you encounter any difficulties accessing the virtual meeting during check-in or the meeting, please call the technical support number that will be posted on the virtual meeting platform log-in page.

Who is entitled to vote?
Shareholders of record at the close of business on March 14, 2023 (the Record Date) are entitled to vote at the meeting. As of the Record Date, there were 22,032,590 shares of common stock outstanding. Each share is entitled to one vote on each matter to be voted on at the Annual Meeting. Shareholders do not have cumulative voting rights.

What is the difference between “Shareholders of Record” and “Beneficial Owners”?
If your shares are registered in your name in the records maintained by our stock transfer agent, you are a “Shareholder of Record.” If you are a Shareholder of Record, notice of the meeting was sent directly to you.

If your shares are held in the name of your bank, broker, nominee or other holder of record, your shares are held in “street name” and you are considered the “Beneficial Owner.” Notice of the meeting has been forwarded to you by your bank, broker, nominee or other holder of record, who is considered, with respect to those shares, the Shareholder of Record. As the Beneficial Owner, you have the right to direct your bank, broker, nominee or other holder of record how to vote your shares by using the voting instructions you received.

How can I receive proxy materials?
We are furnishing proxy materials to our shareholders primarily via the Internet. On or about March 30, 2023, we will begin mailing to certain of our shareholders a Notice of Internet Availability of Proxy Materials (the Shareholder Notice), which includes instructions on: (a) how to access our Proxy Statement and Annual Report on the Internet; (b) how to

1 | 2023 PROXY STATEMENT	FREQUENTLY ASKED QUESTIONS ABOUT THE MEETING AND VOTING

request that a printed copy of these proxy materials be forwarded to you; and (c) how to vote your shares. If you receive the Shareholder Notice, you will not receive a printed copy of the proxy materials unless you request a printed copy by following the instructions in the Shareholder Notice. All other shareholders will be sent the proxy materials by mail beginning on or about March 30, 2023.

Requests for printed copies of the proxy materials can be made by Internet at www.proxyvote.com, by telephone at 1-800-579-1639 or by email at sendmaterial@proxyvote.com by sending a blank email with your control number in the subject line. The Proxy Statement and Annual Report for the year ended December 31, 2022 and related materials are available at http://ir.sleepnumber.com. The information contained in or connected to our website is not incorporated by reference into, or considered a part of, this Proxy Statement.

What does it mean if I receive more than one proxy card or Shareholder Notice?
If you receive more than one proxy card or Shareholder Notice, it generally means you hold shares registered in more than one account and you should vote once for each proxy card or Shareholder Notice that you receive. If you receive a paper copy of the Proxy Statement and you choose to vote by mail, sign and return each proxy card you receive. If you choose to vote by Internet or telephone, vote once for each proxy card and/or Shareholder Notice you receive.

What are shareholders being asked to vote on?
There are four items to be voted on at the meeting:
•The election of three persons to serve as Directors for three-year terms;
•An advisory vote to approve executive compensation;
•An advisory vote to approve the frequency of future advisory votes on executive compensation; and
•An advisory vote to ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 30, 2023.

What are my voting choices?
For proposal 1 (the election of Directors) you may:
•Vote in favor of all nominees;
•Vote in favor of specific nominees and withhold a favorable vote for specific nominees; or
•Withhold authority to vote for all nominees.

For proposal 2 (the advisory vote to approve executive compensation) you may:
•Vote in favor of the proposal;
•Vote against the proposal; or
•Abstain from voting on the proposal.

For proposal 3 (the advisory vote to approve the frequency of future advisory votes on executive compensation) you may:
•Vote in favor of an advisory vote to approve executive compensation every one year (annual vote);
•Vote in favor of an advisory vote to approve executive compensation every two years (biennial vote);
•Vote in favor of an advisory vote to approve executive compensation every three years (triennial vote); or
•Abstain from voting on the proposal.

For proposal 4 (the advisory vote to ratify the selection of independent auditors) you may:
•Vote in favor of the proposal;
•Vote against the proposal; or
•Abstain from voting on the proposal.

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How does the Board recommend that I vote?
Sleep Number’s Board unanimously recommends that you vote your shares:
•Proposal 1: “For” the election of each of the nominees for Director nominated herein by the Board of Sleep Number;
•Proposal 2: “For” the advisory vote to approve executive compensation;
•Proposal 3: “For” every “one year” as the frequency of future advisory votes on executive compensation; and
•Proposal 4: “For” the advisory vote to ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 30, 2023.

How are votes counted?
If you are a Shareholder of Record and grant a proxy by telephone or Internet without voting instructions, or sign and submit your proxy card without voting instructions, your shares will be voted “For” each Director nominee, “For” every “one year” on the frequency of future advisory votes on executive compensation and “For” each of the other proposals outlined above in accordance with the recommendations of the Board.

Proxies marked “Withhold” on proposal 1 (election of Directors), or “Abstain” on proposal 2 (the advisory vote to approve executive compensation) or proposal 4 (the advisory vote to ratify the selection of independent auditors), will be counted in determining the total number of shares entitled to vote on such proposals and will have the effect of a vote “Against” a Director or such proposal. Proxies marked “Abstain” on proposal 3 (the advisory vote to approve the frequency of future advisory votes on executive compensation), will not have an effect on the outcome of the vote.

If you are a Beneficial Owner and hold your shares in “street name,” such as through a bank, broker, nominee or other holder of record, you generally cannot vote your shares directly and must instead instruct the broker how to vote your shares using the voting instruction form provided by the broker.

What is a Broker Non-Vote?
If a Beneficial Owner does not provide timely instructions, the broker will not have the authority to vote on any non-routine proposals at the Annual Meeting, which includes proposals 1, 2 and 3. Brokers will have discretionary authority to vote on proposal 4 because the ratification of the appointment of independent auditors is considered a routine matter. If the broker votes on proposal 4 (the advisory vote to ratify the selection of independent auditors) but does not vote on another proposal because the broker does not have discretionary voting authority and has not received instructions from the Beneficial Owner, this results in a “broker non-vote” with respect to such other proposal(s).

Broker non-votes on a matter may be counted as present for purposes of establishing a quorum for the meeting but are not considered entitled to vote on that particular matter. Consequently, broker non-votes generally will have no effect on the outcome of the matter. However, if and to the extent that broker non-votes are required to establish the presence of a quorum at the Annual Meeting, then any broker non-votes will have the same effect as a vote “Withheld” or “Abstained” on any matter that requires approval of a majority of the minimum number of shares required to constitute a quorum for the transaction of business at the Annual Meeting.

What is the vote required to approve each proposal?
Assuming that a quorum is present to vote on each of the proposals, proposals 1, 2 and 4 will require the affirmative vote of holders of a majority of the shares represented and entitled to vote in person or by proxy on such action. For proposal 3, the choice that receives the most votes of the shares represented and entitled to vote in person or by proxy will be considered the preference of the Company’s shareholders. Please note that proposals 2, 3 and 4 are “advisory” votes, meaning that the shareholder votes on these items are for purposes of enabling shareholders to express their

3 | 2023 PROXY STATEMENT	FREQUENTLY ASKED QUESTIONS ABOUT THE MEETING AND VOTING

point of view or preference on these proposals, but are not binding on the Company or its Board of Directors and do not require the Company or its Board of Directors to take any particular action in response to the shareholder vote. The Board intends to consider fully the votes of our shareholders in the context of any further action with respect to these proposals.

What constitutes a “quorum,” or how many shares are required to be present to conduct business at the Annual Meeting?
The presence, directly or by proxy, of the holders of a majority of the outstanding shares of common stock entitled to vote (i.e., at least 11,016,296 shares) will constitute a quorum for the transaction of business at the Annual Meeting. In general, shares of common stock represented by a properly signed and returned proxy card or properly voted by telephone or via the Internet will be counted as shares represented and entitled to vote at the Annual Meeting for purposes of determining a quorum, without regard to whether the card reflects abstentions and withhold votes (or is left blank) or reflects a “broker non-vote” on a matter.

How do I vote my shares?
If you are a Shareholder of Record as of the record date, you can vote your shares in any of the following ways:
•Over the telephone by calling the toll-free number on the proxy card;
•Over the Internet by following the instructions on the proxy card;
•Through the mail – if you received a paper copy of the Proxy Statement, you may vote by mail by signing, dating and mailing your proxy card in the envelope provided to be received no later than May 9, 2023; or
•Over the Internet during the 2023 annual meeting by going to www.virtualshareholdermeeting.com/SNBR2023 and using your 16-digit control number (included on the Notice of Internet Availability of Proxy Materials, on your proxy card or in the instructions that accompanied your proxy materials).

The telephone and Internet voting procedures have been set up for your convenience. We encourage you to save corporate expense by submitting your vote by telephone or Internet. The procedures have been designed to authenticate your identity, to allow you to give voting instructions and to confirm that those instructions have been recorded properly.

If you are a Beneficial Owner of shares held in “street name,” you must vote your shares in the manner prescribed by your bank, broker, nominee or other holder of record. Your bank, broker, nominee or other holder of record has provided notice by email or a printed voting instruction card for you to use in directing the bank, broker, nominee or other holder of record how to vote your shares. Telephone and Internet voting are also encouraged for Beneficial Owners who hold their shares in street name.

Beneficial Owners should be aware that brokers are not permitted to vote shares on non-routine matters, including the election of Directors or matters related to executive compensation, without instructions from the Beneficial Owner. As a result, brokers are not permitted to vote shares on proposal 1 (election of Directors), proposal 2 (the advisory vote to approve executive compensation) or proposal 3 (the advisory vote to approve the frequency of future advisory votes on executive compensation) without instructions from the Beneficial Owner. Therefore, Beneficial Owners are advised that if they do not timely provide instructions to their bank, broker or other holder of record with respect to proposals 1, 2 or 3, their shares will not be voted in connection with any such proposal for which they do not provide instructions. Proposal 4 (the advisory vote to ratify the selection of independent auditors) is considered a routine matter and, as such, brokers will still be able to vote shares held in brokerage accounts with respect to proposal 4, even if they do not receive instructions from the Beneficial Owner.

4 | 2023 PROXY STATEMENT	FREQUENTLY ASKED QUESTIONS ABOUT THE MEETING AND VOTING

Your vote is important. Whether or not you plan to attend the meeting, we urge you to vote your shares in time for our May 11, 2023 meeting date.

May I revoke a proxy and change my vote?
Yes. Any shareholder giving a proxy may revoke it at any time prior to its use at the Annual Meeting by:
•Delivering written notice of revocation to the corporate Secretary before 6:00 p.m., Eastern Daylight Time, on May 9, 2023;
•Submitting to the corporate Secretary before 6:00 p.m., Eastern Daylight Time, on May 9, 2023, a properly signed proxy card bearing a later date than the prior proxy card;
•Voting again by Internet or telephone before 11:59 p.m., Eastern Daylight Time, on May 10, 2023; or
•Participating in the Annual Meeting and voting your shares electronically during the Annual Meeting. Participation in the Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically make that request.

Can I receive future proxy materials electronically?
Yes. If you are a Shareholder of Record and you received a paper copy of the proxy materials, you may elect to receive future Proxy Statements and Annual Reports online as described in the next paragraph. If you elect this feature, you will receive an email message notifying you when the materials are available, along with a web address for viewing the materials. If you received this Proxy Statement electronically, you do not need to do anything to continue receiving proxy materials electronically in the future.

Whether you are a Shareholder of Record or a Beneficial Owner holding shares through a bank or broker, you can enroll for future electronic delivery of Proxy Statements and Annual Reports by following these steps:
•Go to our website at www.sleepnumber.com;
•In the Investors section, click on Resources and then Electronic Fulfillment;
•Click on the check-marked box next to the statement “Shareholders can register for electronic delivery of proxy-related materials.”; and
•Follow the prompts to submit your request to receive proxy materials electronically.

You may view this year’s proxy materials at www.proxyvote.com. Generally, banks and brokers offering this choice require that shareholders vote through the Internet in order to enroll. Beneficial Owners whose bank or broker is not included in this website are encouraged to contact their bank or broker and ask about the availability of electronic delivery. As is customary with Internet usage, the user must pay all access fees.

What are the costs and benefits of electronic delivery of Annual Meeting materials?
There is no cost to you for electronic delivery of annual meeting materials. You may incur the usual expenses associated with Internet access as charged by your Internet service provider. Electronic delivery ensures quicker delivery, allows you to view or print the materials at your computer and makes it convenient to vote your shares online. Electronic delivery also conserves natural resources and saves the Company printing, postage and processing costs.

5 | 2023 PROXY STATEMENT	FREQUENTLY ASKED QUESTIONS ABOUT THE MEETING AND VOTING

Who bears the proxy solicitation costs?
The proxies being solicited hereby are being solicited by the Board of Directors of the Company. The cost of preparing and mailing the notice of Annual Meeting, this Proxy Statement and the accompanying proxy and the cost of solicitation of proxies on behalf of the Board of Directors will be borne by the Company. The Company may solicit proxies by mail, Internet (including by email, social media, the use of our Investor Relations website and other online channels of communication), telephone and other electronic channels of communication, town hall meetings, personal interviews, press releases and press interviews. Our Directors, officers and regular team members may, without compensation other than their regular compensation and the reimbursement of expenses, solicit proxies by telephone or personal conversation. In addition, we may reimburse brokerage firms and others for their reasonable and documented expenses incurred in connection with forwarding proxy materials to the Beneficial Owners of our common stock.

6 | 2023 PROXY STATEMENT	FREQUENTLY ASKED QUESTIONS ABOUT THE MEETING AND VOTING

The following table shows the beneficial ownership of Sleep Number common stock as of February 25, 2023 (unless another date is indicated) by: (a) each Director, each nominee for Director recommended by our Board and each executive officer named in the Summary Compensation Table on page 50 of this Proxy Statement; (b) all Directors and executive officers as a group; and (c) each person known by us to be the Beneficial Owner of more than 5% of Sleep Number common stock.

Title of Class	Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership (2)(3)	Percent of Class
Common Stock	Daniel I. Alegre	14,781	*
Common Stock	Melissa Barra	99,540	*
Common Stock	Andrea L. Bloomquist	114,824	*
Common Stock	Phillip M. Eyler	—	*
Common Stock	Stephen L. Gulis, Jr. (4)	80,277	*
Common Stock	Michael J. Harrison	55,445	*
Common Stock	Samuel R. Hellfeld	51,532	*
Common Stock	Julie M. Howard (4)	15,750	*
Common Stock	Shelly R. Ibach	696,381	3.1%
Common Stock	Deborah L. Kilpatrick, Ph.D.	19,938	*
Common Stock	Brenda J. Lauderback (4)	50,108	*
Common Stock	Barbara R. Matas (4)	38,951	*
Common Stock	Angel L. Mendez	—	*
Common Stock	Jean-Michel Valette	225,357	1.0%
Common Stock	All directors and executive officers as a group (18 persons) (5)	1,637,232	7.2%
Common Stock	BlackRock, Inc. (6) 55 East 52nd Street New York, New York 10055	3,578,848	16.2%
Common Stock	The Vanguard Group, Inc. (7) 100 Vanguard Blvd. Malvern, Pennsylvania 19355	2,394,233	10.9%
Common Stock	Disciplined Growth Investors, Inc. (8) 150 South Fifth Street, Suite 2550 Minneapolis, Minnesota 55402	2,141,034	9.7%
Common Stock	Van Lanschot Kempen Investment Management N.V. (9) Beethovenstraat 300, 1077WZ Amsterdam, The Netherlands	1,242,742	5.6%
* Less than 1% of the outstanding shares.
(1)The business address for each of the Directors and executive officers of the Company is c/o Sleep Number Corporation, 1001 Third Avenue South, Minneapolis, Minnesota 55404.
(2)The shares shown include the following shares that Directors and executive officers have the right to acquire within 60 days through the exercise of stock options: Mr. Alegre, 545; Ms. Barra, 29,837; Ms. Bloomquist, 22,255; Mr. Gulis, 3,885; Mr. Harrison, 13,787; Mr. Hellfeld, 25,900; Ms. Howard, 2,020; Ms. Ibach, 287,269; Ms. Kilpatrick, 6,050; Ms. Lauderback, 17,407; Ms. Matas, 3,885; and Mr. Valette, 2,020.
(3)The shares shown include the following shares that executive officers have the right to acquire within 60 days through the vesting of performance restricted stock units: Ms. Barra, 12,629; Ms. Bloomquist, 13,037; Mr. Hellfeld, 6,519; and Ms. Ibach, 85,543.
(4)The Sleep Number Corporation 2020 Equity Incentive Plan (the 2020 Plan) permits non-employee Directors to receive Director fees in the form of common stock in lieu of cash and to defer receipt of such shares. In addition, the 2020 Plan permits non-employee Directors to defer receipt of shares of the Company’s common stock under an Incentive Award granted under the 2020 Plan (referred to as Restricted Stock Units or RSUs). The Directors are entitled to the deferred shares and fully-vested RSUs until the earlier of an elected date or separation of service from the Company. Mr. Gulis’ amount includes 49,746 shares that were deferred in lieu of Director fees and 24,816 RSUs that were deferred. Ms. Lauderback’s amount

7 | 2023 PROXY STATEMENT	STOCK OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

includes 7,676 RSUs that were deferred. Ms. Matas’ amount includes 15,380 shares that were deferred in lieu of Director fees and 7,622 RSUs that were deferred. Ms. Howard’s amount includes 2,325 shares that were deferred in lieu of Director fees and 820 RSUs that were deferred.
(5)Includes an aggregate of 466,060 shares that Directors and executive officers as a group have the right to acquire within 60 days through the exercise of stock options. Includes an aggregate of 141,366 shares held under performance stock units that have not vested and 630 shares that Directors and executive officers as a group have the right to acquire within 60 days through the vesting of restricted stock units. Also includes 67,452 shares that were deferred by non-employee Directors in lieu of Director fees and 135,542 stock units that were deferred by executive officers and non-employee Directors.
(6)BlackRock, Inc. reported in a Schedule 13G/A filed with the Securities and Exchange Commission on January 23, 2023 that as of December 31, 2022 it beneficially owned 3,578,848 shares of Common Stock of Sleep Number Corporation, had sole power to vote or to direct the vote with respect to 3,541,458 shares and sole dispositive power with respect to 3,578,848 shares.
(7)The Vanguard Group, Inc. reported in a Schedule 13G/A filed with the Securities and Exchange Commission on February 9, 2023 that as of December 30, 2022 it beneficially owned 2,394,233 shares of Common Stock of Sleep Number Corporation, had no sole power to vote or to direct the vote with respect to any shares, shared power to vote or to direct the vote with respect to 24,448 shares, shared dispositive power with respect to 44,868 shares and sole dispositive power with respect to 2,349,365 shares.
(8)Disciplined Growth Investors, Inc. reported in a Schedule 13F filed with the Securities and Exchange Commission on February 14, 2023 that as of December 31, 2022 it beneficially owned 2,141,034 shares of Common Stock of Sleep Number Corporation, had sole dispositive power with respect to 2,141,034 shares, sole power to vote or to direct the vote with respect to 1,875,624 shares and no voting power with respect to 265,410 shares.
(9)Van Lanschot Kempen Investment Management N.V. (until December 31, 2022 known as Kempen Capital Management N.V.) reported in a Schedule 13G filed with the Securities and Exchange Commission on February 13, 2023 that as of December 31, 2022 it beneficially owned 1,242,742 shares of Common Stock of Sleep Number Corporation, had sole power to vote or to direct the vote with respect to 1,242,742 shares, and sole dispositive power with respect to 1,242,742 shares.

8 | 2023 PROXY STATEMENT	STOCK OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

Nomination
Article XIV of our Third Restated Articles of Incorporation, as amended, provides that the number of Directors must be at least one but not more than 12 and must be divided into three classes as nearly equal in number as possible. The exact number of Directors is determined from time to time by the Board of Directors. The term of each class is three years and the term of one class expires each year in rotation.

Immediately prior to the 2023 Annual Meeting, our Board will consist of 11 members, three of which will be up for election at the 2023 Annual Meeting. The Board has nominated Phillip M. Eyler, Julie M. Howard and Angel L. Mendez for election to the Board, each for a term of three years expiring at the 2026 Annual Meeting, or until their successors are elected and qualified. Mr. Eyler, Ms. Howard and Mr. Mendez have each consented to being named as a nominee in this Proxy Statement and to serve as a Director if elected. Ms. Howard has served on our Board since 2020, and each of Mr. Eyler and Mr. Mendez have served on our Board since 2022. To maintain Director classes as equal as possible, on March 15, 2023, the Board amended Mr. Eyler’s term, which was previously set to expire in 2024, and nominated him for election at the 2023 Annual Meeting for a term of three years expiring at the 2026 Annual Meeting as set forth above. Upon the conclusion of the 2023 Annual Meeting, our Board will consist of 10 members following the retirement of Jean-Michel Valette, whose term will expire at the conclusion of the 2023 Annual Meeting.

Vote Required
The election of each nominee for Director requires the affirmative vote of a majority of the shares represented and entitled to vote on the election of Directors at the Annual Meeting. Any broker non-votes on the election of each nominee for Director will be treated as shares not entitled to vote on that matter, and thus will not be counted in determining whether the Director has been elected.

Board Recommendation
The Board recommends a vote “For” the election of each of Mr. Eyler, Ms. Howard and Mr. Mendez. In the absence of other instructions, properly signed and delivered proxies will be voted “For” the election of each of these nominees.

If prior to the Annual Meeting, the Board should learn that any nominee will be unable to serve for any reason, the proxies that otherwise would have been voted for such nominee will be voted for such substitute nominee as selected by the Board. Alternatively, the proxies, at the Board’s discretion, may be voted for such fewer number of nominees as results from the inability of any such nominee to serve. The Board has no reason to believe that any of the nominees will be unable to serve.

Information about the Board’s Nominees and Other Directors
The following table provides information as of the date of this Proxy Statement about each individual serving as a Director of our Company and each individual nominated by the Board to serve as a Director. Each Director or Nominee has furnished the information included below that relates to their respective age, principal occupation and business experience, as well as the names of other boards on which they currently serve as a Director or have served in the past. In addition, the table below highlights the relevant experience, qualifications, attributes and skills that led our Board to conclude that each Director or nominee is qualified to serve as a Director of our Company.

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Nominees for election this year for three-year terms expiring in 2026:

OCCUPATION
President, Chief Executive Officer and board member of Gentherm since December 2017. Gentherm is the global market leader and developer of innovative thermal management technologies with more than 14,000 employees in 13 countries. As CEO, Mr. Eyler is driving transformational growth in Gentherm's core automotive climate and comfort business, as well as new initiatives in battery thermal management and medical patient temperature management. Prior to joining Gentherm, Mr. Eyler served in a series of escalating leadership roles over 20 years, from 1997 to November 2017, at Harman International, an $8 billion audio electronics company, culminating in a two-year tenure as President of its Connected Car Division.

Phillip M. Eyler Age 51 Director since 2022
QUALIFICATIONS
Mr. Eyler serves our Board as a visionary and purpose-driven leader with significant global experience in developing connected solutions that meet the needs of the increasingly digital consumer. He brings his experience as a transformational global leader of thermal technology solutions for automotive and medical customers.

OTHER PUBLIC COMPANY BOARDS
Current
Gentherm Incorporated

OCCUPATION
Chief Executive Officer of Riveron, a national business advisory firm specializing in accounting, finance, technology and operations since March 2021. Previously, Ms. Howard was the Chief Executive Officer of Navigant Consulting, Inc. (Navigant), a specialized global professional services firm, from March 2012 to October 2019 and was the Chairman of the Board of Navigant from May 2014 to October 2019. Previous leadership positions with Navigant include President (2006-2012), Chief Operating Officer (2003-2006) and Chief Human Capital Officer (2000-2003).
Julie M. Howard Age 60 Director since 2020	QUALIFICATIONS
Ms. Howard provides our Board with significant strategic, financial and global expertise from her tenures as Chief Executive Officer and long-standing career working with clients in a wide array of industries. Ms. Howard also brings important board leadership and corporate governance experience from serving as the Chair of the Board of Navigant and on other public company boards and their respective committees.

OTHER PUBLIC COMPANY BOARDS
	Current	Prior
	ManpowerGroup, Inc.	Kemper Corporation
Navigant Consulting, Inc.
InnerWorkings, Inc.

10 | 2023 PROXY STATEMENT	PROPOSAL 1 - ELECTION OF DIRECTORS

OCCUPATION
Executive Chairman of LevaData, Inc., an artificial intelligence company that powers the smartest supply chains in the world since 2020. Previously, from 2016 to 2020, Mr. Mendez served as Executive Vice President and Chief Operating Officer of HERE Technologies, a multinational organization that delivers location intelligence software and platform services. Mr. Mendez spent 10 years, from 2005 to 2015, as a senior executive at Cisco Systems, a global IT solutions and services company, leading its corporate transformation program as well as its global supply chain, including demand management, strategic sourcing, manufacturing, logistics and customer support. He also served in senior roles leading global operations, supply chain management and global procurement at Palm, Inc., Gateway, Inc. and Citigroup, and in various executive positions at Allied Signal Aerospace and GE.
Angel L. Mendez Age 62 Director since 2022

QUALIFICATIONS
Mr. Mendez is a thought leader and trailblazer as an architect of end-to-end digital supply chains at global technology companies. He brings more than three decades of leadership experience, including supply chain management with some of the world’s most forward-thinking technology and aerospace companies. Our Board also benefits from Mr. Mendez’s information security and cybersecurity skills and experience.

OTHER PUBLIC COMPANY BOARDS
Current
Kinaxis, Inc.
Peloton Interactive

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS YOU VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES LISTED ABOVE

11 | 2023 PROXY STATEMENT	PROPOSAL 1 - ELECTION OF DIRECTORS

Directors not standing for election this year whose terms expire in 2024:

OCCUPATION
Chief Executive Officer of Yuga Labs, a web3 company that develops non-fungible tokens (NFTs), digital collectibles and specializes in cryptocurrencies, digital media and the metaverse, effective April 1, 2023. Previously, Mr. Alegre was the President and Chief Operating Officer of Activision Blizzard, Inc., a leading interactive entertainment company, from April 2020 to March 2023. Mr. Alegre held various roles at Google, Inc., an innovative search and advertising company, from 2004 to March 2020, including President of Google Retail, Shopping and Payments, President of Global Partnerships, as well as President of Asia Pacific and Japan, overseeing all regional operations, and Vice President of Latin American and Asia Pacific Business Development. Previously, Mr. Alegre was Vice President at Bertelsmann, responsible for business development of its ecommerce division.

Daniel I. Alegre Age 54 Director since 2013
QUALIFICATIONS

Mr. Alegre provides our Board with valuable insight into mobile and technology platforms, digital brand building and advertising and e-commerce deployment and strategy, as well as extensive leadership in global operations and expansion, partner management and business development in technology and mass media industries.

OCCUPATION
Retired Executive Vice President and President of Global Operations for Wolverine World Wide, Inc. (WWW), a global marketer of branded footwear, apparel and accessories, a position he held from October 2007 until July 2008. Mr. Gulis was the Executive Vice President, Chief Financial Officer and Treasurer of WWW from April 1996 until October 2007.

Stephen L. Gulis, Jr. Age 65 Director since 2005	QUALIFICATIONS
Mr. Gulis provides our Board with extensive experience as a senior executive of a publicly traded consumer products company, including as a chief financial officer and treasurer with responsibility for capital stewardship, cash management, investor relations, as well as significant M&A activity and broad oversight of financial reporting and controls. Mr. Gulis also brings expertise in risk management, implementation of enterprise technology platforms, global operations, human resources and product sourcing and quality directives.

OTHER PUBLIC COMPANY BOARDS
Current
Independent Bank Corporation

12 | 2023 PROXY STATEMENT	PROPOSAL 1 - ELECTION OF DIRECTORS

OCCUPATION
Former President of the Retail and Wholesale Group for the Nine West Group, Inc., a designer and marketer of women’s footwear and accessories, from May 1995 until January 1998. Ms. Lauderback previously was the President of Wholesale and Manufacturing for US Shoe Corporation and she has more than 18 years experience in senior merchandising roles at the Department Store Division of Target Corporation.

Brenda J. Lauderback Age 72 Director since 2004	QUALIFICATIONS
Ms. Lauderback provides our Board extensive leadership in merchandising, marketing, product development and design and manufacturing at prominent national wholesale and retail companies. Her breadth of experience as a Director on several other publicly traded company boards also provides our Board with significant insight into leading practices in executive compensation and corporate governance. Ms. Lauderback is a National Association of Corporate Directors (NACD) Board Leadership Fellow, having completed NACD’s comprehensive program of study for Directors and corporate governance professionals. She supplements her skill sets through ongoing engagement with the Director community and access to leading practices. Ms. Lauderback was selected as one of the top 100 Directors by NACD in 2017.

OTHER PUBLIC COMPANY BOARDS
	Current	Prior
	Denny’s Corporation	Big Lots, Inc.
	Wolverine World Wide, Inc.	Louisiana-Pacific Corporation
Irwin Financial Corporation
Jostens, Inc.

Directors not standing for election this year whose terms expire in 2025:

OCCUPATION
Independent advisor to consumer brand companies. Since January 2020, he has served as Non-Executive Chairman of Seasalt Holdings, Ltd., a UK-based designer and retailer of apparel and accessories. Since January 2016, he has served on the board of OOFOS, a leader in the emerging category of recovery footwear for athletes, where he was previously Interim CEO from March 2014 to May 2015. From August 2016 to January 2017, Mr. Harrison served as President & Chief Operating Officer of Grand Circle Corporation, a leader in overseas small group travel serving Americans aged 50 and older. From 2014 to 2016, Mr. Harrison served on the board of Totes Isotoner, a leading marketer of umbrellas, gloves, rainwear, slippers and other weather-related accessories. Mr. Harrison held various roles at Timberland from 2003 through 2012, including Chief Brand Officer, Co-President, Senior Vice President of Worldwide Sales and Marketing and as Senior Vice President International. Prior to joining Timberland, Mr. Harrison served in various executive, marketing, operations and general management capacities with Procter & Gamble - in Europe, U.S., Australia and Asia.

Michael J. Harrison Age 62 Director since 2011
QUALIFICATIONS
Mr. Harrison brings 30 years of business acumen to our Board from his senior executive experience in marketing, product design and development, retailing and international management with leading consumer brands.

13 | 2023 PROXY STATEMENT	PROPOSAL 1 - ELECTION OF DIRECTORS

OCCUPATION
President and Chief Executive Officer of Sleep Number Corporation since June 2012 and Chair of the Board since May 2022. Ms. Ibach served as the Executive Vice President and Chief Operating Officer of Sleep Number from June 2011 to June 2012 and as Executive Vice President, Sales & Merchandising from October 2008 to June 2011. She previously held various senior executive operations and merchandising roles at Macy’s, Inc. and at Target Corporation for more than 25 years. Ms. Ibach serves on the executive committee of the Minnesota Business Partnership, and is the chairperson for the American Cancer Society’s CEOs Against Cancer Minnesota chapter.

Shelly R. Ibach Age 63 Director since 2012
QUALIFICATIONS

Ms. Ibach brings extensive leadership, experience and perspective as Sleep Number’s President and CEO. Her purpose-driven and transformational leadership supports long-term superior stakeholder value creation. Ms. Ibach has an intimate knowledge of the consumer, culture, strategy, innovations, business model, marketing, technology, operations and competitive environment gained during sixteen years in executive management with the Company. Ms. Ibach also brings more than two decades of retail experience with P&L oversight, brand and product development and customer-focused leadership experience with prominent national retailers.

OCCUPATION
Executive Chair of the Board of Evidation Health, Inc., a digital health company, effective March 31, 2023. In addition to Ms. Kilpatrick’s board leadership role, her operational role at Evidation focuses on running the corporate functions and investor relations. Ms. Kilpatrick was previously Co-Chief Executive Officer and Executive Chair of the Board of Evidation Health, Inc. from August 2020 to March 2023 and Chief Executive Officer from 2014 to August 2020. Ms. Kilpatrick is currently on the board of directors for nonprofit The Task Force for Global Health and for privately held women’s health company NextGen Jane. Previously, she was the Vice President of Market Development and Chief Commercial Officer of CardioDx, a genomic diagnostics company, from 2006 to 2014 with responsibility for sales, marketing and reimbursement from insurers. Ms. Kilpatrick held multiple leadership roles at Guidant Corporation, a Fortune 500 medical device company, from 1998 to 2006 (acquired by Boston Scientific), including Research Fellow, Director of R&D, and Director of New Ventures in the Vascular Intervention Division. She serves on the College of Engineering Advisory Board for Georgia Tech (former chair) and is a Fellow of the American Institute of Medical and Biological Engineering. Ms. Kilpatrick has been named to the University of California-San Francisco Digital Health Hall of Fame, San Francisco Business Times’ 100 Most Influential Women in Business, and Silicon Valley Business Journal’s 100 Women of Influence. Ms. Kilpatrick holds multiple patents in medical device and drug delivery implant technologies and she serves as an innovation team coach for the Stanford University Biodesign Fellows Program.

Deborah L. Kilpatrick, Ph.D. Age 55 Director since 2018
QUALIFICATIONS
Ms. Kilpatrick brings to our Board substantial expertise and experience in the development and commercialization of medical devices and digital health products, and a track record of successful product innovation to transform health care with big data in the genomic and digital eras of medicine. With her deep understanding of digital and connected health opportunities and passion for our sleep innovations, Ms. Kilpatrick’s appointment to our Board supports our strategy of improving lives through individualizing sleep experiences and advancement of our SleepIQ(R) technology platform. Our Board also benefits from Ms. Kilpatrick’s information security and cybersecurity skills and experience.

14 | 2023 PROXY STATEMENT	PROPOSAL 1 - ELECTION OF DIRECTORS

OCCUPATION
Former Managing Director and Chairman, Leveraged Finance, Citigroup Global Markets, Inc. from 2013 to 2016, and co-head from 2006 to 2013. From 1985 to 2006, Ms. Matas held various leadership positions in leveraged finance and high yield capital markets at Citicorp, Salomon Brothers and Citigroup. Ms. Matas began her career as an auditor at Touche Ross & Co.

Barbara R. Matas Age 63 Director since 2016	QUALIFICATIONS
Ms. Matas brings to our Board substantial expertise in capital structure and financial strategy gained through more than 30 years of professional experience in advising boards and management teams on capital markets, capital structure and risk assessment and management.

OTHER PUBLIC COMPANY BOARDS
Current
MidCap Financial Investment Corporation
BRP Group (Baldwin Risk Partners)

Retiring Director not standing for election this year whose term expires in 2023:

OCCUPATION
Mr. Valette served as the Chair of our Board from May 2010 until May 2022. He is an independent adviser to branded consumer companies. He currently serves as Lead Director of The Boston Beer Company and as a Director of Intertek Group plc. Mr. Valette served as Chairman of the Board of Directors of Peet’s Coffee and Tea, Inc. from January 2004 to October 2012 and also served as Chairman of the Robert Mondavi Winery from April 2005 to October 2006 and was its Managing Director from October 2004 to April 2005. Mr. Valette was the head of Branded Consumer Equity Research and led the Branded Consumer venture capital investments at Hambrecht & Quist LLC during the 1980s and 1990s.

Jean-Michel Valette Age 62 Director since 1994
QUALIFICATIONS
Mr. Valette provides our Board with significant, relevant leadership and a proven track record of significant long-term shareholder value creation with multiple successful branded consumer growth companies as well as valuable perspective in guiding the company on strategy, financial performance and corporate governance practices.

OTHER PUBLIC COMPANY BOARDS
	Current	Prior
	The Boston Beer Company	Peet’s Coffee and Tea, Inc.
	Intertek Group plc	Golden State Vintners

After serving 29 years as a Sleep Number Director, Jean-Michel Valette will retire from the Board upon the conclusion of the 2023 Annual Meeting of Shareholders. The Company sincerely thanks Mr. Valette for his extraordinary service, dedication and leadership as a Chair and a member of the Board. Effective upon his retirement from the Board, Mr. Valette has been appointed to serve in a non-voting advisory role to the Board, as Director Emeritus, through the end of the Company’s 2024 fiscal year. In this capacity, Mr. Valette will receive compensation consistent with that of non-employee directors.

15 | 2023 PROXY STATEMENT	PROPOSAL 1 - ELECTION OF DIRECTORS

Information about the Board of Directors and its Committees
The Board of Directors has determined that each of the following Directors who served as a member of our Board during any part of fiscal 2022 is an “independent Director” as defined by applicable rules of the Nasdaq Stock Market and the rules and regulations of the Securities and Exchange Commission (SEC):

Daniel I. Alegre	Phillip M. Eyler	Stephen L. Gulis, Jr.
Michael J. Harrison	Julie M. Howard	Deborah L. Kilpatrick, Ph.D.
Brenda J. Lauderback	Barbara R. Matas	Angel L. Mendez
Kathleen L. Nedorostek	Jean-Michel Valette

The Board maintains three standing committees, including an Audit Committee, a Management Development and Compensation Committee and a Corporate Governance and Nominating Committee. Each of the committees of the Board has a charter and each of these charters is included in the Investor Relations section of the Company’s website at http://ir.sleepnumber.com. The information contained in or connected to our website is not incorporated by reference into, or considered a part of, this Proxy Statement.

The current members of each of the Board committees are identified in the table below.

Director*	Audit Committee	Management Development and Compensation Committee	Corporate Governance and Nominating Committee
Daniel I. Alegre		X
Phillip M. Eyler		X
Stephen L. Gulis, Jr.	X		Chair
Julie M. Howard	X	X
Deborah L. Kilpatrick, Ph.D.	X		X
Brenda J. Lauderback		Chair
Barbara R. Matas	Chair
Angel L. Mendez	X		X
Jean-Michel Valette		X	X
*Shelly Ibach, in her capacity as Board Chair, and Michael J. Harrison, in his capacity as independent Lead Director, have generally attended all committee meetings.

The Board has determined that each Director serving on a committee meets the independence and other requirements applicable to such committee prescribed by applicable rules and regulations of the Nasdaq Stock Market, the SEC and the Internal Revenue Service.

The Board of Directors has further determined that three current members of the Audit Committee, Stephen L. Gulis, Jr., Julie M. Howard and Barbara R. Matas, meet the definition of “audit committee financial expert” under rules and regulations of the SEC and meet the qualifications of “financial sophistication” under the Marketplace Rules of the Nasdaq Stock Market. These designations related to our Audit Committee members’ experience and understanding with respect to certain accounting and auditing matters are disclosure requirements of the SEC and the Nasdaq Stock Market and do not impose upon any of them any duties, obligations or liabilities that are greater than those generally imposed on a member of our Audit Committee or of our Board of Directors.

16 | 2023 PROXY STATEMENT	CORPORATE GOVERNANCE

The Board of Directors met in person or virtually five times during 2022. The Audit Committee met in person or virtually eight times during 2022. The Management Development and Compensation Committee met in person or virtually five times during 2022. The Corporate Governance and Nominating Committee met in person or virtually five times during 2022. Each of the members of our Board of Directors serving in 2022 attended 75% or more of all meetings of the Board and committees on which they served.

Audit Committee
The Audit Committee is comprised entirely of independent Directors, currently including Barbara R. Matas (Chair), Stephen L. Gulis, Jr., Julie M. Howard, Deborah L. Kilpatrick, Ph.D. and Angel L. Mendez. The Audit Committee provides assistance to the Board in satisfying its fiduciary responsibilities relating to accounting, auditing, operating and reporting practices of our Company. The Audit Committee is responsible for providing independent, objective oversight with respect to our Company’s accounting and financial reporting functions, internal and external audit functions, systems of internal controls regarding financial matters, enterprise risk assessment and management, information security matters, including cybersecurity, and legal, ethical and regulatory compliance. The responsibilities and functions of the Audit Committee are further described in the Audit Committee Report beginning on page 66 of this Proxy Statement.

Management Development and Compensation Committee
The Management Development and Compensation Committee (the Compensation Committee) is comprised entirely of independent Directors, currently including Brenda J. Lauderback (Chair), Daniel I. Alegre, Phillip M. Eyler, Julie M. Howard and Jean-Michel Valette. The principal function of the Compensation Committee is to discharge the responsibilities of the Board relating to executive compensation and development of current and future leadership resources. The responsibilities and functions of the Compensation Committee, as well as its processes and procedures for consideration and determination of executive and Director compensation, are further described in the Compensation Discussion and Analysis beginning on page 30 of this Proxy Statement.

Corporate Governance and Nominating Committee
The Corporate Governance and Nominating Committee (the CGNC) is comprised entirely of independent Directors, currently including Stephen L. Gulis, Jr. (Chair), Deborah L. Kilpatrick, Ph.D., Angel L. Mendez, and Jean-Michel Valette. The primary functions of the CGNC are to develop and recommend to the Board corporate governance principles to govern the Board, its committees and our executive officers and team members in the conduct of the business and affairs of our Company; to identify and recommend to the Board individuals qualified to become members of the Board and its committees; and to develop and oversee the annual Board and committee evaluation process.

Board Leadership Structure
Our Board is currently comprised of ten independent Directors, including an independent Lead Director, and one executive Director and Chair of the Board (Chair). The Board does not have a fixed policy regarding the separation of the offices of the Chair and the Chief Executive Officer and believes that it should maintain the flexibility to select the Chair and its leadership structure, from time to time, based on the criteria that it deems in the best interests of the Company and its shareholders. During any period in which the positions of the Chair and CEO are combined, the Board will appoint a Lead Director from among the independent members of the Board, who will have the significant Board leadership responsibilities specified in our Corporate Governance Principles and described below.

On March 14, 2022, we announced the Board’s unanimous decision to combine the roles of Chair and CEO and appoint an independent Lead Director. Since the conclusion of the 2022 Annual Meeting of Shareholders on May 12, 2022, Shelly R. Ibach, President and CEO, has served as Chair, and Michael J. Harrison, an independent director, has served as Lead Director. The Board believes that it is in the best interests of the Company and its stakeholders for Ms. Ibach to

17 | 2023 PROXY STATEMENT	CORPORATE GOVERNANCE

serve as the Chair and CEO, providing innovative and proven leadership in a dynamic marketplace. Ms. Ibach’s leadership and vision reflects her deep understanding of the Company’s business, the consumer, and commitment to long-term stakeholder value creation. The Board reaffirmed its commitment to independent board leadership, appointing Mr. Harrison, an independent director since 2011, as Lead Director. Mr. Harrison has extensive board governance and consumer brand experience, previously chaired the Board’s Corporate Governance and Nominating Committee and served on its Audit Committee and Management Development and Compensation Committee. The Lead Director role is clearly defined with a robust set of responsibilities to ensure the Board’s effective oversight, governance and independent leadership, including:

•Serve as principal liaison between the independent Directors and the Chair;
•Provide guidance to the Chair and approve the Board meeting schedule, seeking to ensure that independent Directors can perform their duties responsibly and efficiently with sufficient time for discussion;
•Provide guidance to the Chair and approve the agendas for Board meetings;
•In consultation with the Corporate Governance and Nominating Committee, advise the Chair regarding the composition of the various Board committees, as well as the selection of committee chairs;
•Advise the Chair as to the quality, quantity and timeliness of the flow of information from Company management that is necessary for the independent Directors to effectively and responsibly perform their duties; although Company management is responsible for the preparation of materials for the Board, the Lead Director may specifically request the inclusion of certain material;
•Call meetings of the Board’s independent Directors, if needed, and coordinate the agenda for and lead the executive sessions of the Board’s independent Directors and brief the Chair on matters from the independent executive sessions;
•Facilitate discussion of independent Directors on matters outside the Board meetings, if needed, and serve as conduit to the Chair of the views of the independent Directors; and
•If requested by major shareholders, ensure that they are available for consultation and direct communication.

The Lead Director provides a clear and independent voice on the Board that appropriately balances our leadership structure. This leadership is supplemented by the Board’s three standing committees, each of which is comprised of, and chaired by, independent directors. Consistent with the Company’s Corporate Governance Principles, the Board retains the right to review its leadership structure and to either have combined Chair and CEO positions or to separate the positions, as the Board determines to be in the best interests of the Company at the time.

Board Role in Risk Oversight
Our Board is responsible for overseeing the Company’s policies and practices with respect to risk assessment and risk management and has delegated to the Audit Committee the responsibility of assisting the Board in fulfilling this role. Among its duties and processes, the Audit Committee: (a) reviews and discusses with management the Company’s policies and practices with respect to enterprise risk assessment and risk management, including with respect to financial risk exposures, internal controls over financial reporting and cybersecurity; (b) oversees the Company’s internal audit function and processes; (c) establishes and oversees procedures for receiving and addressing complaints regarding accounting, internal controls or auditing matters; (d) reviews legal compliance and other legal matters with the Company’s legal counsel; and (e) reports to the full Board with respect to matters within its area of responsibility.

The Audit Committee oversees the Company’s internal audit function. The leader of the internal audit function reports directly to the Audit Committee with respect to internal audit matters, and the Audit Committee has authority to review and approve the appointment, replacement or dismissal of this leader. The Audit Committee reviews and approves, at least annually, the Company’s internal audit plan and receives quarterly reports with respect to the results of internal audits. The leader of the internal audit function meets regularly with the chair of the Audit Committee or in executive

18 | 2023 PROXY STATEMENT	CORPORATE GOVERNANCE

session with the Audit Committee, as needed, outside the presence of the Company’s management team. The Company’s risk assessment and risk management process is led by the Chief Legal and Risk Officer and the leader of the internal audit function, with guidance from outside advisors as needed. This process includes an annual enterprise risk assessment with quarterly reporting to the Audit Committee and Board regarding the assessment and related risk management and risk mitigation strategies.

In addition to the Audit Committee’s role, each of the other committees considers risks within its respective areas of responsibility. We believe our Board leadership structure helps ensure proper risk oversight, based on the allocation of duties among committees and the role of our independent Directors in risk oversight.

Director Nominations Process
The Corporate Governance and Nominating Committee (the CGNC) administers the process for nominating candidates to serve on our Board of Directors. The CGNC recommends candidates for consideration by the Board as a whole, which is responsible for appointing candidates to fill any vacancy that may be created between meetings of the shareholders and for nominating candidates to be considered for election by shareholders at our Annual Meeting. Consistent with the Company’s Corporate Governance Principles, the CGNC periodically reviews with the Board the appropriate skills and characteristics required of Board members in the context of the current membership of the Board and the strategic direction of the Company.

The Board has established selection criteria to be applied by the CGNC and by the full Board in evaluating candidates for election to the Board. These criteria, which are set forth in our Corporate Governance Principles, include general characteristics, areas of specific expertise and experience and considerations of diversity. The general characteristics include:

•Independence;
•Integrity;
•A proven record of accomplishment and sound judgment in areas relevant to our business;
•Belief in and passion for our mission, purpose and vision;
•The ability to bring strategic and innovative insights to the discussion and challenge and stimulate management;
•Willingness to both speak one’s mind and consider divergent ideas and opinions;
•Understanding of, and ability to commit sufficient time to, Board responsibilities and duties; and
•Subject matter expertise.

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The below chart highlights certain key skills and experiences of our current Board members.

Skills and Experience
CEO Experience
Executive Leadership
Public Company Board
Retail and Digital Commerce
Marketing & Brand Building
Business Strategy
Product Innovation
Technology
Finance
Supply Chain, Manufacturing, Logistics, Delivery
Human Capital and Diversity, Equity & Inclusion (DEI)
Information Technology, Information Security, Cybersecurity and Privacy
Environment, Social and Governance (ESG)
Risk Management
0
2
4
6
8
10

Our Director selection and nomination process specifically includes consideration of diversity, including gender identity, race, ethnicity, age, sexual orientation, educational and professional experience and differences in viewpoints. The CGNC considers Director candidates in the context of the Board’s overall composition, including whether the Board has an appropriate combination of professional experience, skills, knowledge and variety of viewpoints and backgrounds in light of the Company’s current and expected future needs. We are committed to seeking Director candidates who reflect diverse perspectives, including a complementary mix of professional and personal backgrounds and experiences, which we believe is critical to the success of the Company and its ability to create long-term value for our stakeholders. The below matrix depicts the gender identity and demographic background of our current Board members.

20 | 2023 PROXY STATEMENT	CORPORATE GOVERNANCE

Board Diversity Matrix (as of March 13, 2023)
Total Number of Directors - 11
	Female	Male	Non-binary	Did Not Disclose Gender
PART I: Gender Identity
Directors	5	6
PART II: Demographic Background
African American or Black(1)	1
Alaskan Native or Native American
Asian
Hispanic or Latinx(2)		2
Native Hawaiian or Pacific Islander
White(3)	4	4
Two or More Races or Ethnicities
LGBTQ+(4)	1
Did not disclosure demographic background	0
(1) Brenda J. Lauderback self-identifies as female and African American or Black.
(2) Daniel I. Alegre and Angel L. Mendez each self-identify as male and Hispanic or Latinx.
(3) Julie M. Howard, Deborah L. Kilpatrick, Ph.D., Barbara R. Matas, and Shelly Ibach each self-identify as female and white. Phillip M. Eyler, Stephen L. Gulis, Jr., Michael J. Harrison, and Jean-Michele Valette self-identify as male and white.
(4) Deborah L. Kilpatrick, Ph.D. self-identifies as LGBTQ+.

The CGNC reviews these selection criteria and the overall Director nomination process at least annually in connection with the nomination of Directors for election at the Company’s annual meeting for consistency with best practices in corporate governance and effectiveness in meeting the needs of the Board.

The CGNC may use a variety of methods for identifying potential nominees for election to the Board, including consideration of candidates recommended by Directors, officers or shareholders of the Company. The CGNC also has the authority under its charter to engage professional search firms or other advisors to assist the CGNC in identifying candidates for election to the Board, or to otherwise assist the CGNC in fulfilling its responsibilities.

Shareholder nominations of candidates for membership on the Board, submitted in accordance with the terms of our Bylaws, will be reviewed and evaluated by the CGNC in the same manner as for any other nominations. Any shareholder who wishes the CGNC to consider a candidate should submit a written request and related information to our corporate Secretary. Under our Bylaws, if a shareholder intends to nominate a person for election to the Board of Directors at a shareholder meeting, the shareholder is required to give written notice of the proposed nomination to the corporate Secretary at least 120 days prior to the first anniversary of the date that the Company first released or mailed its proxy materials to shareholders in connection with the preceding year’s regular or annual meeting. The shareholder’s notice must include, for each nominee whom the shareholder proposes to nominate for election as a Director: (a) the name, age, business address and residence address of the nominee; (b) the principal occupation or employment of the nominee; (c) the class and number of shares of capital stock of the Company that are beneficially owned by the nominee; and (d) any other information concerning the nominee that would be required under the rules of the SEC in a proxy statement soliciting proxies for the election of such nominee. The shareholder’s notice must also include: (a) the name and address of the nominating shareholder, as they appear on the Company’s books; and (b) the class and number of shares of the Company that are owned beneficially and of record by the shareholder. The shareholder’s notice must also be accompanied by the proposed nominee’s signed consent to serve as a Director of the Company.

21 | 2023 PROXY STATEMENT	CORPORATE GOVERNANCE

Shareholder Engagement
Our Board of Directors and management team maintain a deep commitment to strong corporate governance. Engagement with, and accountability to, our shareholders are cornerstones of this commitment. Accordingly, we maintain an active shareholder engagement program that facilitates channels of communication and aims to foster relationships with our shareholders to drive sustainable, long-term growth and shareholder value. As part of our engagement program, members of our management team regularly meet with shareholders, in-person, virtually or by phone, occasionally joined by one or more members of our Board, to discuss strategy, governance, pay for performance orientation and other matters of shareholder interest. Our ongoing shareholder engagement and commitment to long-term value creation will continue to inform our Board’s deliberations in 2023 and beyond.

Shareholders may communicate with the Board of Directors, its committees or any individual member of the Board by sending a written communication addressed to our corporate Secretary by mail to Sleep Number Corporation, 1001 Third Avenue South, Minneapolis, MN 55404 or by email to investorrelations@sleepnumber.com. The corporate Secretary will promptly forward any communication so received to the Board, any committee of the Board or any individual Board member specifically addressed in the communication. In addition, if any shareholder or other person has a concern regarding any accounting, internal control or auditing matter, the matter may be brought to the attention of the Audit Committee, confidentially and anonymously, by calling 1-800-835-5870. The Company reserves the right to revise or make exceptions to this policy in the event that the process is abused, becomes unworkable or otherwise does not efficiently serve the purposes of the policy.

Policy Regarding Director Attendance at Annual Meeting
Our policy is to require attendance by all our Directors at our Annual Meeting of Shareholders, except for absences due to causes beyond the reasonable control of the Director. All the Directors then serving on our Board were in attendance at our 2022 Annual Meeting of Shareholders.

Corporate Governance Principles
Our Board of Directors has adopted Corporate Governance Principles that were originally developed and recommended by the CGNC. These Corporate Governance Principles are available in the Investor Relations section of the Company’s website at http://ir.sleepnumber.com. The information contained in or connected to our website is not incorporated by reference into, or considered a part of, this Proxy Statement. Among these Corporate Governance Principles are the following:

Independence
A substantial majority of the members of the Board should be independent, non-employee Directors. It is the responsibility of the Board to establish the standards for independence, and the Board has followed the independence standards for companies listed on The Nasdaq Stock Market. All of our Directors are independent except our Chief Executive Officer, Shelly R. Ibach, who the Board appointed to the role of Chair effective immediately following our 2022 Annual Meeting of Shareholders. In combining the roles of Chair and CEO, the Board also appointed Michael J. Harrison as the independent Lead Director. All committees of the Board are composed entirely of independent Directors.

Chair and Chief Executive Officer Positions
The Board does not have a fixed policy regarding the separation of the offices of Chair of the Board (Chair) and the Chief Executive Officer and believes that it should maintain the flexibility to select the Chair and its leadership structure, from time to time, based on the criteria that it deems in the best interests of the Company and its shareholders. During any period in which the positions of Chair and Chief Executive Officer are combined, the Board will appoint a Lead Director from among the independent members of the Board.

22 | 2023 PROXY STATEMENT	CORPORATE GOVERNANCE

Lead Director Position
During any period in which the Board has appointed a Lead Director, the Lead Director will have the robust responsibilities described above under Board Leadership Structure beginning on page 17 of the Proxy Statement.

Frequency of Election of Term
Our Third Restated Articles of Incorporation provide for a classified Board serving staggered terms of three years each. The Board will periodically review its classified Board structure in the context of other provisions and measures applicable to unsolicited takeover proposals with the objective of positioning the Board and the Company to maximize the long-term value of our Company for all shareholders.

Majority Voting Standard with Resignation Policy for Board Elections
Our Third Restated Articles of Incorporation provide for a majority voting standard in the case of uncontested elections of Directors and a plurality voting standard in the case of contested elections of Directors in order to reduce the risk of a “failed election” in a contested Director election. If a nominee for Director who is an incumbent Director is not elected at a meeting of shareholders and no successor to the incumbent Director is elected at the meeting of shareholders, the incumbent Director shall promptly offer to tender their resignation to the Board. The CGNC shall make a recommendation to the Board on whether to accept or reject the offer, or whether other action should be taken. The Board shall act on whether to accept the Director’s offer, taking into account the CGNC’s recommendation, and publicly disclose (by press release, a filing with the SEC or other broadly disseminated means of communication) its decision and the supporting rationale within 90 days after the date of the certification of the election results. The CGNC, in making its recommendation, and the Board, in making its decision, may each consider any factors or other recommendations that it considers relevant and appropriate. The incumbent Director who offers to tender their resignation shall not participate in the Board’s decision. If such incumbent Director’s offer to tender their resignation is not accepted by the Board, such Director shall continue to serve until their successor is duly elected, or their earlier death, resignation, retirement, disqualification or removal.

Board Diversity
Our Director selection and nomination process specifically includes consideration of diversity, including gender identity, race, ethnicity, age, sexual orientation, educational and professional experience and differences in viewpoints. The CGNC considers Director candidates in the context of the Board’s overall composition, including whether the Board has an appropriate combination of professional experience, skills, knowledge and variety of viewpoints and backgrounds in light of the Company’s and Board’s current and expected future needs. We are committed to seeking Director candidates who reflect diverse perspectives, including a complementary mix of professional and personal backgrounds and experiences, which we believe is critical to the success of the Company and its ability to create long-term value for our stakeholders.

Approach to Term and Age Limits
We believe that specific or fixed term or age limits could cause the Company to arbitrarily lose important contributors to the Board. It is the sense of the Board, however, that a Director who reaches the age of 72 should promptly tender their resignation to the Chair of the CGNC, and the Board should have an opportunity to review the qualifications of the Director for continued Board membership. The CGNC will review the qualifications of the Director for continued Board membership annually and make a recommendation to the Board each year, which will make a final determination with respect to the tendered resignation.

Change in Responsibilities
Directors who retire or who have a change in their principal employment or affiliation after joining the Board should not necessarily leave the Board. There should, however, be an opportunity for the Board to review the qualifications of the

23 | 2023 PROXY STATEMENT	CORPORATE GOVERNANCE

Director for continued Board membership. Any Director who undergoes a material change in principal employment or affiliation will promptly tender their resignation to the Chair of the CGNC. The CGNC will review the qualifications of the Director for continued Board membership and make a recommendation to the Board, which will make a final determination with respect to the tendered resignation.

Other Board or Audit Committee Service
The Board recognizes that service on other boards can, in some circumstances, limit the time that Directors may have to devote to fulfilling their responsibilities to the Company. It is the Board’s guideline that no Director shall serve on more than a total of four public company boards (including the Sleep Number Board), no Director who is a named executive officer (of another public company) shall serve on more than a total of two public company boards (including the Sleep Number Board), and that no member of the Company’s Audit Committee shall serve on more than a total of three public company audit committees (including the Sleep Number Audit Committee). If any Director exceeds or proposes to exceed these guidelines, the Director is required to promptly notify the Chair of the CGNC and the committee will review the facts and circumstances and determine whether such service would interfere with the Director’s ability to devote sufficient time to fulfilling the Director’s responsibilities to the Company. Currently, none of the Directors serve on more than three public company boards, including the Sleep Number Board.

Chief Executive Officer Service on Other Boards
The Chief Executive Officer may not serve on more than one public company board other than the Sleep Number Board of Directors.

Board and Committee Evaluations
The Board believes that the Company’s governance and the Board’s effectiveness can be continually improved through evaluation of both the Board as a whole and its committees. The CGNC is responsible for overseeing the annual evaluation of the Board’s effectiveness in these areas and reviewing the results and recommendations for improvement with the full Board. The evaluation process includes an annual self-evaluation of the Board and its committees, as well as periodic individual Director evaluations. The CGNC retains an independent third party from time to time to manage the evaluation process to ensure that it remains as thorough and transparent as possible.

Board Executive Sessions
Executive sessions or meetings of independent Directors without management present will be held at least twice each year. At least one session will be to review the performance criteria applicable to the Chief Executive Officer and other executive officers, the performance of the Chief Executive Officer against such criteria and the compensation of the Chief Executive Officer and other executive officers. Additional executive sessions or meetings of independent Directors may be held from time to time as required. The Board’s practice is to meet in executive session for a portion of each regularly scheduled meeting of the Board. Any member of the Board may request at any time an executive session without the presence of management. Executive sessions or meetings with the Chief Executive Officer shall be held from time to time for a general discussion of relevant topics.

Paid Consulting Arrangements
The Board believes that the Company should not enter into paid consulting arrangements with independent Directors.

Board Compensation
Board compensation should encourage alignment with shareholders’ interests and should be at a level equitable to comparable companies. The Management Development and Compensation Committee is responsible for periodic assessments to assure these standards are being met.

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Share Ownership Guidelines for Executive Officers and Directors
The Board has established the stock ownership guidelines for executive officers and Directors as further described in the Compensation Discussion and Analysis beginning on page 30 of this Proxy Statement.

Prohibition of Hedging or Pledging of Shares
Under our policy with respect to trading in the Company’s securities, Directors, officers, director-level and above team members and other team members designated by Sleep Number from time to time as “insiders” are prohibited from engaging in any form of hedging or monetization transactions involving the Company’s securities, including, but not limited to, the use of financial instruments such as prepaid variable forwards, equity swaps, collars and exchange funds. In addition, insiders are prohibited from engaging in short sales of the Company’s securities and from trading in any form of publicly traded options, puts, calls or other derivatives of the Company’s securities. Insiders are also prohibited from engaging in any form of pledging of the Company’s securities, including: (a) purchasing Company securities on margin; (b) holding Company securities in any account which has a margin debt balance; (c) borrowing against any account in which Company securities are held; or (d) pledging Company securities as collateral for a loan.

Conflicts of Interest
Directors are expected to avoid any action, position or interest which conflicts with an interest of the Company, or that gives the appearance of a conflict. If any member of the Board becomes aware of any such conflicting or potentially conflicting interest involving any member of the Board, the Director should immediately bring such information to the attention of the Chair (and the Lead Director if the Chair and Chief Executive Officer is combined), the Chief Executive Officer and the Chief Legal and Risk Officer of the Company.

Performance Goals and Evaluation
The Management Development and Compensation Committee is responsible for establishing the procedures for setting annual and long-term performance goals for the Chief Executive Officer and for the evaluation by the full Board of their performance against such goals. The Management Development and Compensation Committee meets at least annually with the Chief Executive Officer to receive their recommendations concerning such goals. Both the annual goals and the annual performance evaluation of the Chief Executive Officer are reviewed and discussed by the independent Directors at a meeting or executive session of that group. The Management Development and Compensation Committee is also responsible for setting annual and long-term performance goals and compensation for all executive officers.

Compensation Philosophy
The Management Development and Compensation Committee annually reviews the Company’s compensation philosophy and approach. The Board, through the Management Development and Compensation Committee, supports and oversees team member compensation programs that are closely linked to superior business performance and designed to support our long-term strategic orientation.

Senior Management Depth and Development
The Chief Executive Officer reports to the Board, at least annually, on senior management depth and development, including a discussion of assessments, leadership development, succession planning and other relevant factors.

Provisions Applicable to Unsolicited Takeover Attempts or Proposals
The Board will periodically review (not less often than every three years) the Company’s Third Restated Articles of Incorporation and Bylaws and various provisions that are designed to maximize shareholder value in the event of an unsolicited takeover attempt or proposal. Such review includes consideration of matters such as the Company’s state of incorporation, whether the Company should opt in or out of applicable control share acquisition or business combination statutes, and provisions such as the Company’s classified Board structure. The objective of this review is to maintain a

25 | 2023 PROXY STATEMENT	CORPORATE GOVERNANCE

proper balance of provisions that will not deter bona fide proposals from coming before the Board and that will position the Board and the Company to maximize the long-term value of our Company for all shareholders.

Shareholder Approval of Equity-Based Compensation Plans
Shareholder approval will be sought for all equity-based compensation plans.

Corporate Sustainability
Our commitment to corporate sustainability is deeply rooted in our purpose to improve the health and wellbeing of society through higher quality sleep. Guided by this purpose and firmly grounded in our values of passion, integrity, innovation, courage and teamwork, Sleep Number has become a global leader in sleep health, innovation, science and research. With our award-winning sleep innovations, we are advancing insights and solutions that strengthen individuals’ emotional and physical resilience and contribute to a kinder, healthier, more connected world.

Sustainability considerations are included in the way we design and manufacture our innovations, the products and services we offer our customers, the programs and opportunities we create to ensure the wellbeing of our team members, how we support the communities where we operate, the way we engage with our suppliers and business partners and the dialogue we have with – and returns we generate for – our shareholders. In short, our environmental stewardship, social priorities, and strong governance (ESG) are integrated into our strategy, culture and operations.

While we have incorporated sustainable practices and policies into our business for years, we continue to make ESG investments that are aligned with our purpose, our pursuit of profitable growth and our creation of stakeholder value.

In 2020, Sleep Number became a signatory to the United Nations Global Compact (UNGC), demonstrating our support for the Ten Principles related to human rights, labor, environment and anti-corruption. We are dedicated to making the UNGC principles part of our strategy, culture, day-to-day operations and enterprise-wide approach to measure, advance and report on our ESG initiatives. Recognizing the critical importance of good governance in adopting and integrating social and environmental strategies, we start our corporate sustainability reporting with a description of our governance approach.

Governance
Our management team is responsible for leading our ESG strategy, initiatives and results. Our full Board of Directors is responsible for overseeing Sleep Number's strategy, including policies and practices with respect to risk assessment, risk management and our ESG approach.

The Sleep Number management team engages with the entire Board, and with each of the three standing Board committees in ESG discussions annually, quarterly and on an interim basis, as appropriate. Each December, the entire Board engages in a dedicated education session that covers key global ESG trends as well as specific Sleep Number ESG initiatives.

In 2022, Sleep Number took actions that further demonstrate our deep commitment to exemplary corporate governance:

•We conducted our first ESG materiality assessment to identify sustainability issues of importance to our stakeholders and gain insights we can use to guide our ESG strategy and communication going forward.
•We created a team with cross-functional leader representation that is focused on documenting internal controls and ensuring sustainable, auditable and repeatable processes for compliance with proposed Securities Exchange Commission disclosure requirements, when enacted.

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Ongoing Board ESG discussions include:

•Environmental impact, such as those related to carbon, climate, natural resources, waste and toxicity.
•Social matters and talent management initiatives, such as team member engagement, wellbeing, diversity, equity and inclusion (DEI) and community health.
•Governance and audit topics, such as succession planning, executive compensation, cybersecurity, enterprise risk assessment and risk management, corporate policy development, internal controls and investor outreach.
•Our values, team member training, policies and culture, which underscore our commitment to the highest standards of ethical business practices and provide clear guidelines for business decisions and behavior.

Social
Sleep Number has integrated fundamental principles of human rights, respect for individuality and a passion to make the world better through higher quality sleep into our strategy and operations. We take our responsibility to our stakeholders, including team, community and suppliers, seriously and are tireless in our efforts to advance social sustainability goals. To advance our social impact priorities and coordinate enterprise-wide initiatives, in 2022 we established a Social Impact Team, comprised of leaders with broad, cross-functional representation.

•Team - Attracting, motivating, developing, rewarding and retaining the right talent is critical to our success – and providing an exceptional team member experience with ample opportunities for professional learning and advancement are paramount to team member engagement. Our team is highly engaged and dedicated to our mission of improving lives by individualizing sleep experiences. We are constantly striving to create a workplace culture of individuality and wellbeing where unique talents, perspectives and experiences are valued and team members are treated equitably, with dignity and respect. Valuing diversity, equity and inclusion makes us stronger, smarter and fuels our innovation and teamwork. Our holistic talent planning and development approach celebrates individuality, connects team members to our purpose and vision and enables them to realize their full potential.
•Communities - Strengthening the communities where we operate is a core pillar of our wellbeing framework. Because quality sleep is essential to a healthier and happier society, we are committed to serving community members most in need of quality sleep, including military personnel, children and adults facing health challenges and families in transition. By working closely with strategic partners, including leading healthcare organizations and higher education institutions, who share our commitment and directly engaging Sleep Number team members in our efforts, we are accelerating sleep science research and amplifying our social impact as we strive to achieve our purpose of improving the health and wellbeing of society through higher quality sleep.
•Suppliers and Business Partners - We strive to do business with suppliers and business partners who share our values and support our mission, and we work hard to create collaborative relationships, based on communication and mutual trust, that result in efficient processes and superior product quality. To build alignment on expected performance as well as our expectations related to labor and human rights, health and safety, environmental issues, ethics and compliance with related laws, rules and regulations, we communicate our Code of Business Conduct for Vendors to all active direct materials suppliers and require them to acknowledge their commitment to it. Sleep Number provides team members and management who have direct responsibility for supply chain management with training and support on matters within the scope of the Code and monitors direct materials suppliers’ compliance with our standards and the Code through both formal audits and informal visits.

27 | 2023 PROXY STATEMENT	CORPORATE GOVERNANCE

Environment
We are committed to being a good steward of the environment, as we work to better understand and reduce the impact of our manufacturing, supply chain and retail operations and our products throughout their life cycles. While we have incorporated practices and policies into our business for years, we recognize that we have an opportunity – and responsibility – to elevate our commitment and prioritize initiatives that align with our values, benefit the environment and contribute to our financial results. Our Sleep Number Environmental Impact Team is a cross-functional team focused on near-term efforts and longer-term opportunities to accelerate the transition to a low-carbon economy. Recent areas of focus include measuring and diverting landfill waste through reuse and recycling, measuring and reducing energy consumption in our buildings, more effectively managing the environmental impact of our logistics through optimal routing and fuel efficiency and identifying opportunities to integrate renewable energy options into our operations. Meaningful actions taken in 2022 include measurement of Scope 1 and 2 greenhouse gas (GHG) emissions, initial assessment of Scope 3 GHG emissions and inaugural reporting to CDP, a not-for-profit organization considered the gold standard for environmental reporting.

Corporate Sustainability Report
We recently published our 2023 Corporate Sustainability Report, which provides an update on our environmental, social and governance practices and priorities as well as key environmental metrics and team member demographics. The report underscores our strong commitment to doing the right thing and making the world a better place. A copy of the Corporate Sustainability Report is included in our Investor Relations section of our website at http://ir.sleepnumber.com. The information contained in or connected to our website and our Corporate Sustainability Report is not incorporated by reference into, or considered a part of, this Proxy Statement.

Code of Business Conduct
We are committed to the highest standards of ethical business practices throughout our Company. Our Company values, team member training, Company policies and culture underscore our expectations for integrity and provide clear guidelines for business decisions and behavior. We have a Code of Business Conduct, provided to all team members, which addresses legal and ethical issues that may be encountered by our team members during their normal course of business. The Code of Business Conduct is reviewed annually with the Audit Committee and instructs and requires that our team members comply with applicable laws, engage in ethical and safe conduct in our work environment, avoid conflicts of interests, conduct our business with integrity and high ethical standards and safeguard our Company’s assets.

Team members are required to report any conduct that they believe in good faith violates our Code of Business Conduct. The Code of Business Conduct also sets forth procedures under which team members or others may report through our management team and, ultimately, directly to our Audit Committee (confidentially and anonymously, if so desired) any questions or concerns regarding accounting, internal accounting controls or auditing matters. All of our team members are required to periodically certify their commitment to abide by our Code of Business Conduct. We regularly monitor compliance with the Code of Business Conduct and report findings to our Audit Committee. We also provide training in key areas covered by the Code of Business Conduct to help our team members to comply with their obligations.

A copy of the Code of Business Conduct is included in our Investor Relations section of our website at
http://ir.sleepnumber.com. We intend to disclose any amendments to and any waivers from a provision of our Code of Business Conduct on our website. The information contained in or connected to our website and our Code of Business Conduct is not incorporated by reference into, or considered a part of, this Proxy Statement.

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Related-Party Transactions Policy
The Board of Directors has adopted a written policy intended to ensure the proper approval and reporting of transactions between the Company and any of its Directors, nominees for Director, executive officers or significant shareholders or entities or persons related to them that would be required to be disclosed by the Company pursuant to Item 404 or Regulation S-K of the Federal securities laws. Under this policy, any proposed or existing related party transaction is subject to the approval or ratification of the Corporate Governance and Nominating Committee. A copy of the Related Party Transactions Policy can be accessed through our Investor Relations website at
http://ir.sleepnumber.com. The information contained in or connected to our website is not incorporated by reference into, or considered a part of, this Proxy Statement. There were no related-party transactions during the year ended December 31, 2022 and there are none currently contemplated.

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COMPENSATION COMMITTEE REPORT
The Management Development and Compensation Committee of the Board of Directors (the Committee), consisting entirely of independent Directors, has reviewed and discussed the following Compensation Discussion and Analysis with management, and based on this review and discussion, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

The Management Development and Compensation Committee

Brenda J. Lauderback, Chair
Daniel I. Alegre
Phillip M. Eyler
Julie M. Howard
Jean-Michel Valette

COMPENSATION DISCUSSION AND ANALYSIS

30 | 2023 PROXY STATEMENT	EXECUTIVE COMPENSATION

Introduction
The Compensation Discussion and Analysis (CD&A) describes our executive compensation program, including the objectives and elements of compensation as well as determinations made by the Committee regarding our named executive officers (NEOs).

For 2022, the following five executive officers were determined to be NEOs as a result of their position during the year as Chief Executive Officer (CEO), or Chief Financial Officer (CFO), or their total compensation making them among the three other highest paid executives for the fiscal year.

Name	Position Title
Shelly R. Ibach	Chair, President and Chief Executive Officer (CEO)
David R. Callen	Executive Vice President and Chief Financial Officer (CFO) (until January 30, 2023)
Andrea L. Bloomquist	Executive Vice President and Chief Innovation Officer
Melissa Barra	Executive Vice President and Chief Sales and Services Officer
Samuel R. Hellfeld	Executive Vice President and Chief Legal and Risk Officer

Purpose Driven Company
Sleep Number is a wellness technology company. With a purpose to improve the health and wellbeing of society through higher quality sleep, the Company — along with its 5,000 passionate team members — is dedicated to improving lives and committed to lifelong relationships with Smart Sleepers. Over 14 million people have had their lives improved by the Company’s award-winning sleep innovations. Our proprietary smart beds combine the physical and digital worlds, integrating exceptional sleep with a highly advanced digital technology platform.

Our differentiated business model is guided by our purpose. Sleep Number partners with world-leading sleep and health institutions to bring the power of 19 billion hours of longitudinal sleep data to sleep science and research. These collaborations and our investments in product innovations are advancing health and wellness features that lead to proven quality sleep. Our retail experience reaches our customers through multiple online and in-store touchpoints, with 5,000 mission driven team members passionately delivering individualized sleep experiences for everyone.

Through investments in its consumer innovation strategy and vertically integrated business model, Sleep Number strengthens its competitive advantages and creates a digital flywheel for sustainable growth, driving consumer demand and performance. The Company is committed to delivering superior stakeholder value over time.

2022 Performance and Accomplishments
Sleep Number’s financial performance in 2022 reflected the sustained impact of external business and economic disruptions that began early in the year. Among the many challenges we faced were the global constraints on semiconductor chips and record low consumer sentiment, which reduced consumer demand and pressured profits. As a result, we fell short of our financial goals for the year, following record financial performance in 2021. Our mission-driven team members navigated through this challenging environment to achieve significant strategic milestones which strengthen the Company’s sleep health and wellness technology leadership for the future.

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Highlights of our full-year financial results include:

•Net sales of $2.114 billion (-3% vs. 2021)
•Net operating profit (NOP) of $67.9 million (-65% vs. 2021)
•Adjusted EBITDA of $148.0 million (-47% vs. 2021)
•Diluted earnings per share (EPS) of $1.60 down from record EPS of $6.16 last year
•Operating cash flow of $36 million and $69 million in capital expenditures
•Invested $55 million to repurchase Sleep Number stock under our Board-approved share repurchase program which was suspended in the second quarter (total repurchases for the last five years have been $1.072 billion)
•Adjusted return on invested capital (ROIC) of 17.6%
•Leverage ratio of 4.4x EBITDAR (EBITDA plus consolidated rent expense) at the end of 2022 vs. covenant maximum of 5.0x; $359 million of liquidity remains against current credit facility at the end of 2022
Performance metrics in our compensation program:
Long-Term Incentive Plan

Net Sales growth

NOP growth

Adjusted ROIC

Share price

Annual Incentive Plan

Adjusted EBITDA

The following are historical results on key financial metrics. We are well positioned to resume growth following a challenging 2022.

$ in millions
NET SALES
$1,444
$1,532
$1,698
$1,857
$2,185
$2,114
$1,816 excl 53rd week
2017
2018
2019
2020
2021
2022

EPS
$1.55
$1.92
$2.70
$4.90
$6.16
$1.60
$4.60 excl 53rd week +70% vs PY
2017
2018
2019
2020
2021
2022

$ in millions
EBITDA
$169
$166
$190
$268
$277
$148
11.7%
10.8%
11.2%
14.4%
12.7%
7.0%
$257M excl 53rd week
2017
2018
2019
2020
2021
2022

RETURN ON INVESTED CAPITAL (ADJUSTED ROIC)
New method adopted in 2022; see page 37 of our Annual Report on Form 10-K filed on February 24, 2023
24.4%
39.9%
47.2%
17.6%
$430
$403
$351
$400
2017
2018
2019
2020
2021
2022

Note: For additional information on our non-GAAP financial measures, such as adjusted EBITDA and adjusted ROIC, and their reconciliation to operating income and net income, as applicable, see “Non-GAAP Data Reconciliations” on pages 36 and 37 of our Annual Report on Form 10-K filed on February 24, 2023.

32 | 2023 PROXY STATEMENT	EXECUTIVE COMPENSATION

Our total shareholder return (TSR) for one, three and five years through the end of fiscal year 2022 (Peer companies are listed on page 48. SNBR closing stock price of $25.98 on December 30, 2022).

We maintain a long-term perspective and continue to build on our superior sleep health and wellness technology positioning by strengthening our competitive advantages to deliver long-term value creation for all stakeholders.

Other Accomplishments
The Company’s mission-driven team members are committed to Sleep Number’s purpose of improving the health and wellbeing of society through higher quality sleep. Their resilience, courage and teamwork to constantly pivot and discover new paths to overcome challenges during extraordinary uncertainty was a differentiator that will continue to expand the Company’s vitality. This is evident in the many milestones achieved including:

•Improving over 14 million lives through the end of 2022
•The engagement of over 2.5 million Smart Sleepers and benefiting from over 19 billion hours of sleep data
•Driving customer relevance and engagement with our life-changing 360 smart beds and digital ecosystem, leading to lifelong customer relationships – and high levels of referral and repeat business
•Leading consumer perception among sleep health and wellness companies, with brand engagement up significantly since 2020
•Tenaciously battling global supply chain challenges while finding solutions to serve our customers for continuity
•Completing our five-year transition to a single assembly and fulfillment network
•Introducing the new Climate360TM smart bed with our new wellness technology platform
•Ensuring team member wellbeing with our smart bed benefit and achieving higher quality sleep
•Strengthening our cultural foundation of individuality that is growing in diversity, equity and inclusion
•Maintaining high engagement scores in our annual team member survey and our team members indicating that they find an extraordinary amount of meaning in their work
•Championing quality sleep through partnerships with organizations like American Cancer Society and the National Football League who share our passion for strengthening physical, mental and emotional wellbeing

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The Company is recognized for leadership related to its purpose of improving the health and wellbeing of society through higher quality sleep, having received the following awards in recent years:

•American Cancer Society’s 2022 Corporate Partner of the Year for inspiring partnership and making a significant impact
•GENYOUth’s 2022 Vanguard Award for leadership, courage, compassion and commitment in service of youth wellness
•CES 2022 Innovation Award Honoree for the new Sleep Number 360® smart bed
•MedTech Breakthrough Award for the Sleep Number Climate360TM smart bed, Best Overall Sleep Tech Company
•3+ Company by 50/50 Women on Boards
•Digital Health Award for Sleep Number Climate360TM smart bed, Personal Digital Health Devices / Wearables - Sleep Tracking Category
•Digital Commerce 360 Top 500 Company
•Supply Chains to Admire Award
•Loyalty360 Best in Class Corporate Social Responsibilities
•Loytalty360 Platinum Customer Insights and Metrics

Refer to our Annual Report on Form 10-K filed on February 24, 2023 and our Corporate Sustainability Report, posted within the Investor Relations section of our Company website, for additional information on these and other accomplishments in 2022. The information contained in our Corporate Sustainability Report is not incorporated by reference into, or considered a part of, this Proxy Statement.

Pay and Performance Alignment
The letter to shareholders from our CEO in this Proxy Statement and the section “2022 Performance and Accomplishments” provides highlights of our performance for the year. The following is a summary of our Company performance that determined the actual payouts earned for our 2022 Annual Incentive Plan (AIP) and 2020 Performance Stock Units (PSUs). The performance and payouts for these incentive programs are described in more detail later in this CD&A.

Element	Performance Achieved	Payout Earned
2020 PSUs (performance period of fiscal years 2020 through 2022)
Annual growth rate achieved:
–2020: net sales +9.3% and NOP +64.9%
–2021: net sales +17.7% and NOP +4.7%
–2022: net sales -3.2% and NOP -64.9%

Average difference between adjusted ROIC and WACC was 2,693 basis points

A payout of 103.3% of target was earned (compared to 167.1% of target for the 2019 PSUs). The 2022 PSU payout was an average of the percent of target earned by year.
–2020: 180.8%
–2021: 129.2%
–2022: 0%

The ROIC modifier did not apply since the average difference between adjusted ROIC and WACC was above the threshold of 300 basis points.

2022 AIP	Adjusted EBITDA for 2022 was $148.0 million which was 50% of the goal for target payout and below threshold	No payout was earned (compared to 122.0% of target for the 2021 AIP)

34 | 2023 PROXY STATEMENT	EXECUTIVE COMPENSATION

Pay earned for 2022 demonstrates that when the Company’s performance falls short of its goals, payouts are reduced or the case of 2022 AIP, not earned. The following chart illustrates the value at the end of 2022 of a hypothetical $100 invested at the beginning of 2020, showing the alignment between our incentive payouts and shareholder experience over the three-year period.

2020 AIP Performance: 130% of goal Payout: 250% of target	2021 AIP Performance: 104% of goal Payout: 122% of target	2022 AIP Performance: 50% of goal Payout: 0% of target

2020 PSU Payout: 103.3% of target (Average: 180.8% earned for 2020, 129.2% earned for 2021 and 0% earned for 2022)

Compensation Actions
Each March, the Committee considers market data provided by its independent compensation consultant and other factors when setting the base pay and target incentive opportunities for our executive officers. The Committee generally seeks to align the target direct compensation opportunity within a competitive range of the market median (our approach to benchmarking is described in more detail on page 48).

Given the significant weight our executive compensation program places on at-risk and performance-based incentive opportunities, the compensation realized by our executive officers will vary significantly depending on Company performance against pre-determined goals and changes in share price, an important design objective of our executive compensation program.

Base Salary
We set base salaries for our executive officers to be competitive and to allow us to attract and retain top executive talent. Base salaries represent 14% of the CEO’s target total direct compensation and 28% on average for our other NEOs. Our Committee reviews base salaries annually, considering market data and both individual and Company performance when making base pay decisions. At its meeting on March 10, 2022, the Committee approved the base salary adjustments effective March 20, 2022 shown in the following table. The NEOs including the CEO received base salary adjustments that considered their performance and market position.

35 | 2023 PROXY STATEMENT	EXECUTIVE COMPENSATION

Name	Base Salary at March 21, 2021 (Annualized)	Base Salary at March 20, 2022 (Annualized)
Shelly R. Ibach	$1,155,000	$1,200,000
David R. Callen	$576,094	$600,000
Andrea L. Bloomquist	$505,313	$577,500
Melissa Barra	$503,442	$572,250
Samuel R. Hellfeld	$448,500	$500,000

Annual Incentive Plan (AIP)
Design Overview
All Sleep Number team members participate in some type of a variable pay program as part of our compensation philosophy to create alignment between pay and performance. Our AIP provides our executive officers and more than 1,800 of our team members not covered by other variable pay programs with an annual incentive opportunity contingent upon our adjusted EBITDA performance. Adjusted EBITDA is a useful indicator of our annual financial performance and our ability to generate cash flow from operating activities, which we believe to be an important source of our shareholder value creation. We define adjusted EBITDA as net income plus: income tax expense, interest expense, depreciation and amortization, stock-based compensation expense and asset impairments (as detailed in our quarterly and annual financial filings). For additional information on adjusted EBITDA, including a reconciliation to net income see “Non-GAAP Data Reconciliations” on pages 36 and 37 of our Annual Report on Form 10-K filed on February 24, 2023.

The design of our AIP has three main components that determine the amount of the payout earned by our NEOs for Company performance: (a) base salary earned for the fiscal year; (b) the target incentive opportunity (as a % of base salary earned), which is set each year by the Committee considering market data and the NEO’s position; and (c) the percent of the target payout earned for the year based on Company performance measured against goals for adjusted EBITDA. It is the combination of these three components that results in the final AIP payout earned for our NEOs.

Base Salary Earned	X	AIP Target Incentive (% of Base Salary)	X	% of Target Payout (earned for adjusted EBITDA performance vs. goals)	=	AIP Annual Payout Earned

Our AIP includes an opportunity to receive a progress payment if a first-half performance goal for adjusted EBITDA is achieved or exceeded. The progress payment is equal to half of the AIP target incentive for the first half of the year. If the progress payment is earned and paid out in July of the fiscal year, it is subtracted from the annual payout earned and paid out following the end of the fiscal year in February. By having this opportunity for a progress payment in our AIP, it reinforces the importance of starting out the year with strong first-half performance.

36 | 2023 PROXY STATEMENT	EXECUTIVE COMPENSATION

Individual Target Incentive
Each executive officer has a target incentive that is expressed as a percent of the actual base salary earned for the fiscal year. The Committee reviews these targets annually to ensure that they are aligned within a competitive range of the median target incentives and total cash opportunities of our peers and the market (our peer group and approach to benchmarking is described on page 48).

Name	AIP Target Incentive for 2022 (% of actual base salary earned)
Shelly R. Ibach	140%
Other NEOs	70%

2022 Performance Goals
The Committee approved the following performance goals and range of payout opportunities for the 2022 AIP. These goals and payout opportunities were set to provide a strong motivation for achievement of performance objectives and a reasonable sharing rate of incremental adjusted EBITDA. The following is an overview of the goals and payout levels that were approved for the 2022 AIP:

•Target - The performance goal for the target payout of 100% was set at adjusted EBITDA of $297.4 million, which was equal to the Company’s Annual Operating Plan (AOP) for 2022. This represented a 7.5% increase compared to our 2021 results and a 11% increase over the goal for target payout that was set for the 2021 AIP.
•Maximum - The performance goal for the maximum payout of 250% was set at adjusted EBITDA of $371.8 million, which was 25% above AOP and a 34% increase over 2021 results. The 250% payout opportunity is designed to reward breakthrough performance and is a level of upside opportunity that is consistent with prior year plans.
•Threshold - The performance goal for the threshold payout of 25% was set at adjusted EBITDA of $252.8 million, which was 15% below AOP and 9% below 2021 results. This represented an appropriate starting point for the threshold payout and was aligned with the approach taken by many of our peers and other similarly sized companies.

	AIP Payout Earned (% of Target)	Annual Adjusted EBITDA Goals (in millions)	% of AOP Achieved
Threshold	25%	$252.8	85%
Target	100%	$297.4	100%
Maximum	250%	$371.8	125%

For the progress payment opportunity, the Committee approved a first-half goal for 2022 of $110.8 million in adjusted EBITDA, which was our AOP for the first half of the year.

2022 AIP Payout
As explained earlier in this Proxy Statement, our adjusted EBITDA for 2022 was $148.0 million, down significantly from 2021 actual and 50% of the Company’s AOP which was the goal for target payout. For this level of adjusted EBITDA, no AIP payout was earned for 2022. No adjustments were made to our reported adjusted EBITDA results in this determination of the AIP payout for 2022. Not making an AIP payout for 2022 was also reflective of our pay and performance alignment.

Our first-half adjusted EBITDA was $94.2 million, which was below the goal we needed to achieve in order to earn a progress payment for the 2022 AIP. As a result, there was no first-half progress payment made to NEOs and participants in the AIP in July 2022.

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The following table shows that there was no AIP payout earned for 2022 by each NEO.

Name	2022 Base Salary Earned	2022 AIP Target (% of Salary)	2022 AIP Target Incentive Opportunity	2022 AIP Actual Payout Earned
Shelly R. Ibach	$1,189,615	140.0%	$1,665,461	$0
David R. Callen	$594,483	70.0%	$416,138	$0
Andrea L. Bloomquist	$571,154	70.0%	$399,808	$0
Melissa Barra	$565,962	70.0%	$396,173	$0
Samuel R. Hellfeld	$488,115	70.0%	$341,681	$0

Long-Term Incentive Plan (LTI)
Design Overview
LTI is the largest component of the total direct compensation opportunity for our executive officers. It provides a reward opportunity that is directly aligned with the long-term interest of our shareholders. As an incentive, there is only payout value if we achieve long-term Company performance goals or, for stock options, positive stock price appreciation. The grants have multi-year vesting requirements which also assist in the retention of our executive team, which we believe is especially important to executing a long-term oriented innovation strategy.

The design of our LTI includes two types of annual equity grants: Performance Stock Units (PSUs) and Stock Options. For 2022, our executive officers received an annual total LTI grant value that was split 75% in PSUs and 25% in Stock Options (same mix as the 2021 LTI grants). This combination is all performance based and appropriately rewards our executive officers for achieving long-term profitable growth and the creation of shareholder value.

Total LTI Grant Value	X	75%	=	PSUs (Target Grant Value)	}	These LTI grants only have payout value if Company performance goals are achieved for PSUs or shareholder value is created for stock options

	X	25%	=	Stock Options (Grant Value)

As a condition of accepting any LTI grant, our executive officers agree to reasonable restrictions on their activities during and for a reasonable period of time after their respective termination of employment, including, but not limited to, the assignment of inventions, non-competition, non-solicitation, confidentiality and an agreement to arbitrate disputes.

2022 Stock Option Grants
Stock options vest in three equal annual installments on each of the anniversaries following the grant date. Their term expires 10 years after the grant date, provided they have not been exercised or cancelled earlier due to certain events, and their exercise price is equal to the closing trading price of the Company’s common stock on the grant date.

The number of stock options granted in 2022 was determined by dividing the option grant value (25% of the executive officer’s total LTI grant value) by the calculated grant date fair value per stock option. In this calculation of the grant-date option value, we derive a Black-Scholes value under generally accepted accounting principles, using a 20-day average stock price leading up to grant date to mitigate short-term stock price volatility. See the footnotes to the “Summary Compensation Table” and “Grants of Plan-Based Awards” for a description of how grant date fair value is determined for purposes of the disclosure in these tables.

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For stock options granted to our NEOs as part of our annual LTI award process on March 15, 2022, the 20-day average closing share price was $64.74, estimated Black-Scholes value per option was $32.37, and the option exercise price was $61.66. For an additional grant of stock options made to our CEO on May 16, 2022, the 20-day average closing share price was $43.91, estimated Black-Scholes value per option was $23.05, and the option exercise price was $41.95.

2022 PSU Grants
PSUs become vested on the third anniversary of the grant date, and a percent of target is earned, provided performance exceeds established threshold goals, and paid out based on Company performance against annual growth goals over a three-year performance period. The payout earned under the PSUs may be reduced based on an ROIC modifier (the modifier can only reduce a payout, not increase it). The performance metrics for 2022 PSUs, which are the same metrics as the 2021 PSUs, are annual growth in net sales and NOP over fiscal years 2022, 2023 and 2024. Prior to the grant date, the Committee established annual growth goals for each of the three years, considering the Company’s long-range strategic plan and performance growth targets. Performance against these annual growth goals will determine the percent of target payout earned for net sales and NOP for the entire performance period. The annual measurement for either metric can yield a payout ranging from 50% to 200% of target, with no payout being earned if performance is below the goal for a threshold payout.

At the end of the three-year performance period, the payout for PSUs is determined based on the average of the payouts earned for each of the three years in the performance period, with net sales and NOP equally weighted each year. By assessing growth achieved each year relative to long-term growth goals, our executive officers are able to make the appropriate investments in the business during ever-changing market and competitive environments while prioritizing long-term sustainable profitable growth.

The payout earned for the 2022 PSUs is subject to an ROIC modifier that can reduce the payout by up to 20%. The reduction occurs if the three-year average basis points difference between adjusted ROIC and WACC for the 2022 to 2024 period is below a certain threshold established by the Committee prior to the grant date. The ROIC modifier reduces the payout earned if capital investments in the business do not generate returns that are sufficiently above the WACC.

The following chart illustrates how the overall payout for 2022 PSUs, covering the 2022 to 2024 period, will be determined, which is the same design as the 2021 PSUs.

Net Sales			NOP
2022	Net sales annual growth each year	% of target payout earned for net sales each year	2022	NOP annual growth each year	% of target payout earned for NOP each year
2023			2023
2024			2024
Three-year average % of target earned for net sales			Three-year average % of target earned for NOP

Overall payout:	Average of the % of target payout earned for net sales and NOP each year (equal weighting) times the target number of PSUs granted; then subject to a potential reduction of up to 20% if the difference between adjusted ROIC and WACC is below a certain threshold

The target number of PSUs for the 2022 award was determined by dividing the grant value (equal to 75% of the executive officer’s total LTI grant value) by the estimated grant date fair value per share, which is calculated using the 20-day average stock price leading up to grant date to mitigate short-term stock price volatility. See the footnotes to the “Summary Compensation Table” and “Grants of Plan-Based Awards” for a description of how grant date fair value is determined for purposes of the disclosure in these tables.

39 | 2023 PROXY STATEMENT	EXECUTIVE COMPENSATION

For PSUs granted to our NEOs as part of our annual LTI award process on March 15, 2022, the 20-day average closing share price was $64.74. For an additional grant of PSUs made to our CEO on May 16, 2022, the 20-day average closing share price was $43.91.

2022 LTI Grant Values
The Committee approves a total LTI grant value for each executive officer, considering the executive officer’s performance and level of responsibility, as well as the competitive positioning of the officer’s targeted total direct compensation. The Committee seeks to make annual LTI grants to provide a total direct compensation opportunity that is within a competitive range of the market median.

The following table summarizes the annual LTI grants made to our NEOs in 2022, and the split in grant value between PSUs (75%) and Stock Options (25%). See “Grants of Plan-Based Awards” for more information on these awards.

Name	Annual LTI Grants during 2022 (Granted March 15, 2022)			PSU grants only have payout value if Company performance goals are achieved.
	PSU Grant Value at Target	Stock Option Grant Value	Total LTI Grant Value
Shelly R. Ibach (1)	$4,237,500	$1,412,500	$5,650,000	Stock options only have value if shareholder value is created.
David R. Callen	$900,000	$300,000	$1,200,000
Andrea L. Bloomquist	$787,500	$262,500	$1,050,000
Melissa Barra	$787,500	$262,500	$1,050,000
Samuel R. Hellfeld (2)	$600,000	$200,000	$800,000
(1) The amounts shown above for Ms. Ibach include an annual LTI grant of $5,250,000 on March 15, 2022 and an additional LTI grant of $400,000 on May 16, 2022. The LTI grant value for both awards was split 75% in PSUs and 25% in Stock Options.
(2) In addition to the amounts shown above, the Committee approved a special LTI grant for Mr. Hellfeld in recognition of his promotion to EVP and Chief Legal and Risk Officer. The LTI grant value was $150,000 in the form of time-vested Restricted Stock Units (RSUs). The date of the grant was March 15, 2022. The number of RSUs granted was based on a 20-day average closing share price of $64.74. The RSUs are subject to a three-year cliff vesting requirement, with the award becoming fully vested three years from the date of grant subject to the terms and conditions of the RSU award agreement. See “Grants of Plan-Based Awards” for more information on these awards.

Note: The actual grant date fair value for these LTI grants as disclosed in the Summary Compensation Table varies from the amounts shown above due to valuation assumptions as described in the footnotes to the “Grants of Plan-Based Awards” table on page 51.

2020 PSU Payout
The 2020 PSUs covering the 2020 to 2022 period, which are similar in design to the 2022 PSUs, were granted on March 15, 2020 and vested and paid out on March 15, 2023 in the form of shares of common stock, less tax withholding settled in shares of common stock. An additional 2020 PSU award was made to Mr. Callen on December 15, 2020 and will vest and be paid out on December 15, 2023. Based on net sales and NOP annual growth over the three fiscal years (2020, 2021 and 2022), the overall payout earned for the 2020 PSUs was 103.3% of target. As described below, this was an average of the percent of target payout earned for growth in net sales and NOP in each of the three years covered by the award. The ROIC modifier, which could have reduced this payout, did not apply.

40 | 2023 PROXY STATEMENT	EXECUTIVE COMPENSATION

The following are the annual growth goals that were established for the 2020 PSU grant.

	% of Target Payout Earned	Annual Growth in Net Sales	Annual Growth in NOP	Average Difference in Basis Points Between Adjusted ROIC and WACC	% Reduction in Target Number of PSUs
Threshold	50%	3%	4%	300 or more	No reduction
Target	100%	5%	8%	200 to 299	-5%
Maximum	200%	12%	16%	100 to 199	-10%
				1 to 99	-15%
				0 or less	-20%

The following chart shows the actual performance achieved for the performance period and how the total payout of 103.3% of target was determined.

	Net Sales ($M)	% Annual Growth	% of Target Earned	NOP ($M)	% Annual Growth	% of Target Earned	Average % of Target Earned
2020	$1,857	9.3%	161.6%	$184.9	64.9%	200.0%	180.8%
2021	$2,185	17.7%	200.0%	$193.5	4.7%	58.4%	129.2%
2022	$2,114	-3.2%	0%	$67.9	-64.9%	0%	0%
	Three-year average:		120.5%	Three-year average:		86.1%	103.3%

Total payout earned: 103.3% of target
(equal weighting of average payout earned on Net Sales and NOP)

The following chart shows the calculation of the average difference between adjusted ROIC and WACC for the performance period.

	Adjusted ROIC	WACC	Adjusted ROIC Premium in Basis Points vs. WACC
2020	39.9%	6.5%	3,340
2021	47.2%	7.3%	3,390
2022	17.6%	10.1%	750
	Three-year average:		2,693

ROIC modifier was not applied to this payout
(Three-year average premium of 2,693 basis points was above the threshold of 300 basis points)

41 | 2023 PROXY STATEMENT	EXECUTIVE COMPENSATION

Compensation Philosophy and Approach
Our executive compensation program is designed to support our long-term strategic orientation. It is competitive, heavily weighted toward performance-based incentive programs and allows for appropriate risk taking and investments in the business as we execute our consumer innovation strategy. Our incentive programs reward our executive officers for superior performance to deliver sustainable, profitable growth. The incentive opportunities are tied to multiple financial metrics that support our business strategy and are aligned with stakeholder interests.

Our executive compensation program is designed to:

•Attract, motivate and retain a talented management team to achieve superior Company performance that is sustainable over time
•Provide a market competitive total compensation opportunity that is predominantly performance based and at risk
•Reward executives for achieving financial performance goals and creating stakeholder value
•Reinforce our philosophy of pay for performance with opportunities to earn market competitive compensation

Shareholders have expressed their support of our executive compensation program and its alignment with Company performance. Over the last five years (2018 to 2022), an average of 93% of votes cast by shareholders were in support of our annual proposal to approve, on an advisory basis, the compensation of the Company’s NEOs. We have maintained this strong support from our shareholders over time. We have regular outreach discussions with shareholders to learn more about their perspectives. We regularly review and update our executive compensation program to ensure alignment with our objectives. We also adhere to many governance best practices and policies.

42 | 2023 PROXY STATEMENT	EXECUTIVE COMPENSATION

Compensation Program Overview
Our pay for performance compensation program has three main components that make up the total direct compensation opportunity for our executive officers, as summarized in the table below. With the effectiveness of the program, there were no changes to the design of these elements of our compensation program for 2022.

Element	Form	Metrics	Performance Period	Description
Long-Term Incentive Plan (LTI)	Performance Stock Units (PSUs) (75% of LTI Grant Value)	Net Sales Growth (50% Weighting) NOP Growth (50% Weighting) ROIC Modifier Share Price Growth	Three-year vesting and performance period	Annual equity grant opportunity. Payout can range from 50 to 200% of target, with no payout below threshold. Payout earned is based on net sales and NOP annual growth over the three-year performance period, subject to a potential reduction for an ROIC modifier. Value is tied to share price.
	Non-Qualified Stock Options (NQSOs) (25% of LTI Grant Value)	Share Price Growth	Three-year vesting period and ten-year term	Annual equity grant opportunity. Options only have value if future share price is higher than share price at time of grant.
Annual Incentive Plan (AIP)	Cash	Adjusted EBITDA (100% weighting)	One year
Target annual incentive opportunity represents a percent of base salary earned. Payout earned can range from 25 to 250% of target, with no payout below threshold. Payout is based on adjusted EBITDA performance versus goals.

Base Salary	Cash	n/a	n/a	Fixed pay component, reviewed annually and eligible for merit considering individual performance and positioning versus external benchmarks.

By design, our executive compensation mix is heavily weighted toward performance-based incentive programs that only have value if Company performance meets or exceeds predetermined financial goals, or if shareholder value increases. As highlighted in the charts below, 86% of our CEO’s target total direct compensation opportunity (base salary earned, AIP target incentive and annual LTI awards for 2022) is performance-based and fully at-risk; for our other NEOs, this percentage is 72%.

Our LTI and AIP are performance-based incentive programs that are tied to Company performance metrics aligned with shareholder interests.

Base:	Fixed component
AIP:	Adjusted EBITDA
LTI:	Net Sales, NOP, Adjusted ROIC and share price

43 | 2023 PROXY STATEMENT	EXECUTIVE COMPENSATION

Other Elements of Compensation
Benefits
Our executive officers participate in the benefit programs provided to our benefit eligible team members. This includes Company provided medical, dental, basic life, short-term disability, long-term disability and a matched 401(k) plan. Our NEOs participate in the 401(k) plan on the same basis as all other team members. There is no supplemental matching program, excess plan or other executive retirement program. The value of the 401(k) matching contribution made by the Company for our NEOs is included in “All Other Compensation” as disclosed in the “Summary Compensation Table” on page 50.

Non-Qualified Deferred Compensation Plan
As described in more detail on page 54, our executive officers, along with other leaders, may elect to defer a portion of their salary, AIP payout and PSU/RSU payout under this non-qualified deferred compensation plan. The Company does not make any contributions to this plan on behalf of participants. The plan offers a range of investment options for the tracking of an investment return on the deferrals, and participants can elect how their deferrals will be distributed in the future.

Executive Benefits and Perquisites
Consistent with our commitment to emphasize pay for performance in our mix of total compensation, our executive officers receive very few executive benefits and perquisites. The Company provides two perquisites to our executive officers — financial counseling and an annual executive physical exam. Effective for 2022, the annual limit for financial counseling was $20,000 for our CEO and $10,000 for our other NEOs. The Company pays for the cost after insurance coverage of an annual executive physical exam. Amounts reimbursed for financial counseling or the executive physical exam are fully taxable to the executive, and there is no “gross up” by the Company to cover these taxes for the executive. Additionally, the Committee approved the payment of certain one-time security enhancement costs and ongoing security monitoring expenses for our CEO that were recommended as part of a security study conducted by an independent third-party security consultant. The total amount paid by the Company in 2022 that was included in the “All Other Compensation” column of the “Summary Compensation Table” on page 50 was $58,244, which except for $1,465 represented one-time costs.

Employment Agreements
We do not have employment agreements with any of our executive officers that provide for continued employment for any period of time.

Severance Plan
Our executive officers and other key leaders of the Company participate in the Sleep Number Executive Severance Pay Plan. This plan provides for severance pay, prorated incentive payment and other benefits such as outplacement and limited COBRA reimbursement in the event of involuntary termination of employment not for cause or termination for good reason, including for events following a change-in-control, as those terms are defined in the plan. Mr. Callen departed as our CFO on January 30, 2023. This was an involuntary termination of employment not for cause which made Mr. Callen eligible for severance pay benefits under this plan. This plan is described in more detail in the compensation table labeled “Potential Payments Upon Termination or Change in Control” found on page 55.

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Compensation Governance, Practices and Policies
Compensation Practice
In order to meet the key objectives of our executive compensation program, the Company has adopted a strong corporate governance framework with the following practices and policies that ensure alignment with shareholder interests. There have been no changes to these policies or practices since the last disclosure in the 2022 Proxy Statement.

Compensation Practice	Sleep Number Policy or Practice
Pay for performance	Yes	A significant percentage of the total direct compensation package is performance based.
Robust stock ownership guidelines	Yes	Executive officers and members of the Board of Directors are subject to stock ownership guidelines.
Annual shareholder “Say on Pay”	Yes	We value our shareholders’ input on our executive compensation programs. Our Board of Directors seeks an annual non-binding advisory vote from shareholders to approve the executive compensation disclosed in our CD&A, tabular disclosures and related narrative of this Proxy Statement.
Annual compensation risk assessment	Yes	A risk assessment of our compensation programs is performed on an annual basis.
Clawback provisions	Yes
We have a Clawback and Forfeiture Policy that allows for recovery of incentive and performance-based compensation in the event of a material accounting restatement of our financial statements. There is also a clawback provision in the LTI award agreements that allows for the forfeiture and recovery of LTI granted, earned, vested or paid out if the participant violates a confidentiality agreement that must be accepted as a condition of receiving the LTI award.

Independent compensation consultant	Yes	The Committee retains an independent compensation consultant to advise on the executive compensation program and practices and assist in the benchmarking of compensation levels.
Double-trigger vesting	Yes	If outstanding LTI grants are assumed or substituted upon a change-in-control, the vesting of the LTI grants will only be accelerated if the executive is terminated without cause or terminates with good reason within two years of the change-in-control (i.e., “double trigger vesting”).
Hedging of Company stock	No	Members of the Board of Directors, executive officers, director-level and above team members, and other team members designated by the Company from time to time as insiders may not directly or indirectly engage in transactions intended to hedge or offset the market value of Sleep Number common stock owned by them.
Pledging of Company stock	No	Members of the Board of Directors, executive officers, director-level and above team members, and other team members designated by the Company from time-to-time as insiders may not directly or indirectly pledge Sleep Number common stock as collateral for any obligation.
Tax gross-ups	No	We do not provide tax gross-ups to our executive officers, other than for relocation benefits that are applied consistently for all team members.
LTI Grant Practices and Procedures Policy	Yes	We have a policy that documents the practices and procedures for making LTI grants to eligible team members including executive officers. This policy specifies approval procedures, timing of awards, and the award formulas that determine the number of options or RSUs granted.
Repricing of stock options	No	Our equity incentive plan does not permit repricing of stock options without shareholder approval or the granting of stock options with an exercise price below fair market value.
Employment contracts	No	None of our NEOs has an employment contract that provides for continued employment for any period of time.

45 | 2023 PROXY STATEMENT	EXECUTIVE COMPENSATION

Stock Ownership
Encouraging stock ownership among our executive officers is critical in aligning their interests with those of our shareholders. The Company has a stock ownership guideline policy in place for executive officers as well as for members of the Board of Directors. Under the policy, all executive officers and non-employee Directors are expected to achieve the ownership guideline within five years of first becoming an executive officer or being initially elected to the Board of Directors.

According to the policy, the stock ownership value for executive officers includes: (a) shares owned outright; (b) shares held in the Profit Sharing and 401(k) Plan or the Executive Deferral Plan; (c) after-tax intrinsic value of vested and outstanding stock options; and (d) after-tax value of outstanding PSUs (prorated to the extent that any year of the performance period has been completed and the payout for that year is known). For non-employee Directors, the stock ownership value includes: (a) shares owned outright; (b) shares deferred in lieu of Director fees; (c) shares deferred from vested RSU awards; and (d) unvested and outstanding RSU awards.

Until the guideline is met, executive officers are required to hold 50% of the net shares from the vesting or payout of any LTI grant or from the exercise of stock options. For non-employee Directors, they are not permitted to sell any shares except to the extent required to pay the exercise price, transaction costs and taxes applicable to the exercise of stock options or vesting of RSUs. As of the end of fiscal year 2022, the table below summarizes the current ownership levels compared to the ownership guideline.

	Ownership Guideline	Current Ownership (1)
CEO	5 x annual base salary	8.5 x
Average of NEOs (other than CEO)	3 x annual base salary	2.6 x
Average of Non-employee Directors	5 x annual cash retainer	12.8 x
(1) Current ownership as determined under the stock ownership guideline policy and based on a closing share price on December 30, 2022 of $25.98. The ownership multiples reported last year as of December 31, 2021 were: 26.7x for CEO; 9.1x for average of NEOs (other than CEO); and 53.0x for average of Non-employee Directors.

As the table shows, the current ownership levels are above the guideline for the CEO and on average for the non-employee Directors. The current ownership for NEOs (other than CEO) on average has dropped to 2.6 x annual base salary. This is attributed to the decline in share price in 2022. Total shares owned outright by each NEO increased in 2022 (not counting what is considered ownership for vested stock options or the earned portion of outstanding PSUs).

Committee and Governance
The Committee is comprised entirely of independent, non-employee Directors. The key responsibilities of the Committee as outlined in its charter include:

•Review and approve the Company’s compensation philosophy
•Establish executive compensation structure and programs designed to motivate and reward superior Company performance
•Lead the Board of Directors’ annual process to evaluate the performance of the CEO
•Determine the composition and value of compensation for the CEO and other executive officers including base salaries, annual cash incentive awards, long-term equity-based awards, benefits and perquisites
•Establish, administer, amend and terminate executive compensation and major team member benefit programs

46 | 2023 PROXY STATEMENT	EXECUTIVE COMPENSATION

•Periodically review the Company’s objectives and programs for talent management, including initiatives focused on wellbeing and diversity, equity and inclusion
•Assess management development progress and talent depth, organizational strategy, and succession planning for key leadership positions in the context of the Company’s strategic, operational and financial growth objectives
•Establish structure and amount of non-employee Director compensation

The Committee usually meets five to six times per year, in person or by video conference. The Chair of the Board, Lead Director (if applicable), our CEO, other members of our management team, and the Committee’s independent compensation consultant may be invited to attend all or a portion of a Committee meeting, depending on the nature of the agenda. The Committee meets in executive session, as needed, without members of management present.

Neither our CEO nor any other member of our management team votes on any matters before the Committee. The Committee, however, solicits the views of our CEO on compensation matters, other than her own, and particularly with respect to the compensation of members of the management team reporting to the CEO. The Committee also solicits the views of other members of senior management and the Company’s Human Resources leaders on topics related to key compensation elements and broad-based team member benefit plans.

Role of Independent Compensation Consultant
Under its charter, the Committee has the authority to retain and consult with independent advisors to assist in fulfilling their responsibilities and duties. To maintain the independence of these advisors, use by the Company of any of these advisors for work other than that expressly commissioned by the Committee must be approved in advance by the Committee.

Since fiscal 2013, the Committee has retained Frederic W. Cook & Co., Inc. (FW Cook) as its independent compensation consultant. At the Committee’s request each year, FW Cook certifies that it continues to be an independent advisor and discloses information in a letter to the Committee that demonstrates this independence. The Committee assessed this certification and disclosure information and concluded that no conflict of interest or independence concerns exist in the engagement of FW Cook as the Committee’s independent compensation consultant. In the course of its engagement, the independent compensation consultant:

•Provides on-going assessment of each of the principal elements of the Company’s executive compensation program
•Advises the Committee on the design of both the annual cash incentive plan and the long-term equity incentive program
•Works with the Committee and representatives of senior management to assess and refine the Company’s peer group for ongoing comparative analysis purposes
•Provides the Committee with updates related to regulatory and legislative matters
•Reviews market data, trends and analyses based on proxy data for our peers and other data sources to inform executive compensation levels and design
•Provides advice and guidance to the Committee on pay actions for executives

CEO Assessment Process
The Committee evaluates Ms. Ibach’s performance by soliciting input from all members of the Board. The Board also assesses Ms. Ibach’s performance against objectives incorporating key strategic and operational factors, including growth, profitability, innovation, advancement of strategic initiatives, organizational development and stakeholder relations. The CEO performance feedback from all independent Board members is consolidated into a report which is the basis of a full Board discussion in Executive Session led by the Chair of the Committee. The Board’s assessment of Ms. Ibach’s performance is a major consideration in determining any compensation adjustments for the coming year.

47 | 2023 PROXY STATEMENT	EXECUTIVE COMPENSATION

Compensation Risk Assessment
Based on an annual risk assessment, the Company has determined that none of its compensation policies, practices or programs is reasonably likely to have a material adverse effect on the Company. The results of this risk assessment were shared with the Committee.

Peer Group
The Committee, in consultation with FW Cook, annually reviews the composition of the industry peer group to ensure that the included companies are appropriate in terms of size and business focus. The selected peer group consists of publicly traded companies that are within a range of size compared to Sleep Number and involved in household/home furnishing, appliances, retail, or technology industries with a focus on products delivered direct to consumers. The selection criteria also consider other factors such as whether the Company demonstrates high growth particularly through product development or market expansion or whether the Company has products or service driven by technology or innovation. To ensure that our peer group includes companies of appropriate size and scope, we generally aim to select companies whose net sales and market capitalization are within a range of one-third to three times our own comparable metrics.

The Committee at its meeting on September 21, 2021 approved the peer group as listed below. The changes in the peer group from the prior year were to delete Ethan Allen, Haverty Furniture Companies, Steven Madden and The Container Store. These companies no longer aligned with Sleep Number’s size and/or strategic direction. The companies added were Peloton Interactive and Sonos, which were a better fit with our mission as a wellness technology company. This is the peer group that was then utilized in the benchmarking reviewed by the Committee for compensation actions approved during 2022 including the actions effective in March 2022 and described in this 2023 Proxy Statement:

The Aaron’s Company, Inc. Conn’s, Inc. Deckers Outdoor Corporation Dolby Laboratories, Inc. Herman Miller Inc. iRobot Corporation La-Z-Boy Incorporated	Leggett & Platt, Incorporated Peloton Interactive, Inc. Plantronics Inc. RH Steelcase Inc. Sonos, Inc. Tempur Sealy International, Inc.

At its meeting on September 20, 2022, the Committee reviewed the peer group composition relative to the selection criteria utilized in evaluating peer companies while considering the strategic direction of Sleep Number. The Committee approved keeping the same peer group without any deletions or additions. This peer group was then utilized in benchmarking reviewed by the Committee for compensation actions considered in early 2023.

Benchmarking
With the assistance of FW Cook, the Committee considers market data on base salary, target total cash compensation and target total direct compensation when establishing compensation levels for executive officers. The sources for this market comparison are from peer group pay data (most recent disclosures) and certain retail, technology or general industry surveys from third parties. For each executive, we attempt to match as closely as possible our position to what is most comparable in our peers or the surveys. This competitive analysis is just one factor considered when making pay decisions on base salary or incentive opportunities.

48 | 2023 PROXY STATEMENT	EXECUTIVE COMPENSATION

The Committee generally seeks to align target total direct compensation opportunities with the market median, while providing opportunity for top quartile compensation for Company performance above established goals and below median compensation for performance below goal. Additionally, performance goals are set with consideration for peer group performance.

Tax Considerations
Section 162(m) of the Internal Revenue Code generally places a $1 million limit on the amount a publicly held company can deduct in any tax year on compensation paid to each “covered employee” which includes our named executive officers. While the Committee considers tax deductibility as one of many factors in determining executive compensation, the Committee will award or modify compensation that it determines to be consistent with the goals of our executive compensation program even if such compensation is not tax deductible by the Company.

We currently expect that we will continue to structure our executive compensation program consistent with our pay for performance philosophy so that a significant portion of total executive compensation is linked to the performance of our Company.

49 | 2023 PROXY STATEMENT	EXECUTIVE COMPENSATION

COMPENSATION TABLES

Summary Compensation Table
The following table contains compensation information for the last three fiscal years relating to the named executive officers. Note that the AIP awards earned for each fiscal year are reported under the heading “Non-Equity Incentive Plan Compensation.” The values shown under the headings “Stock Awards” and “Option Awards” are the grant date fair values of the awards received in each fiscal year. This does not represent what was earned or paid out for these awards due to performance. The details of our named executive officers’ compensation are discussed in the Compensation Discussion and Analysis beginning on page 30.

Name And Principal Position	Year	Salary ($) (1)	Bonus ($)	Stock Awards(2)(3) ($)	Option Awards(2) ($)	Non- Equity Incentive Plan Compensation(4) ($)	All Other Compensation(5) ($)	Total ($)
Shelly R. Ibach President and CEO	2022	$1,189,615	—	$4,037,198	$1,382,187	$0	$93,614	$6,702,614
	2021	$1,142,308	—	$4,823,555	$1,616,788	$1,921,280	$95,640	$9,599,571
	2020	$746,200	—	$3,281,942	$1,006,152	$3,439,043	$54,939	$8,528,276
David R. Callen Former EVP and CFO(7)	2022	$594,483	—	$857,382	$294,152	$0	$14,748	$1,760,765
	2021	$566,246	—	$914,888	$306,658	$483,574	$17,060	$2,288,426
	2020	$439,632	—	$841,410	$253,023	$878,434	$10,738	$2,423,237
Andrea L. Bloomquist EVP and Chief Innovation Officer	2022	$571,154	—	$750,094	$257,343	$0	$17,751	$1,596,342
	2021	$511,791	—	$790,699	$264,908	$437,070	$16,961	$2,021,429
	2020	$467,106	—	$458,120	$153,333	$790,860	$9,957	$1,879,376
Melissa Barra EVP and Chief Sales and Services Officer	2022	$565,962	—	$750,094	$257,343	$0	$20,725	$1,594,124
	2021	$509,099	—	$769,388	$257,888	$434,770	$18,474	$1,989,619
	2020	$316,133	—	$592,615	$148,550	$789,588	$15,959	$1,862,845
Samuel R. Hellfeld EVP and Chief Legal and Risk Officer(6)	2022	$488,115	—	$714,639	$196,101	$0	$18,394	$1,417,249

(1)The amounts in the “Salary” column for 2020 are lower for each of the named executive officers as a result of their participation in the Salary for Stock Offering which reduced their salary that would have been paid in 2020. For further information about this offering and the salary reduction amounts, see the discussion in the Compensation Discussion and Analysis of the Proxy Statement for the fiscal year ending January 2, 2021.
(2)Reflects the aggregate grant date fair value of equity awards granted during fiscal years 2022, 2021 and 2020, computed in accordance with FASB ASC Topic 718. See Notes to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, for a discussion of the relevant assumptions used in calculating these amounts.
(3)The “Stock Awards” column includes Performance Stock Unit (PSU) awards granted during fiscal years 2022, 2021 and 2020. The amounts included for these awards represent the grant date fair value assuming the achievement of the performance goals for a target payout. If the PSU awards granted during fiscal year 2022 had been calculated assuming that the maximum payout had been earned, the grant date fair value of these PSU awards would have been as follows: for Ms. Ibach, $8,074,396 (target of $4,037,198); for Mr. Callen, $1,714,764 (target of $857,382); for Ms. Bloomquist, $1,500,188 (target of $750,094); for Ms. Barra, $1,500,188 (target of $750,094); and for Mr. Hellfeld, $1,143,176 (target of $571,588). Also included in this column is the grant date fair value of a Restricted Stock Unit (RSU) award granted during fiscal year 2022 to Mr. Hellfeld in connection with his promotion, as disclosed in the “Grants of Plan-Based Awards” table.
(4)Represents annual incentive compensation earned under the AIP. See the discussion in the Compensation Discussion and Analysis under the heading “Annual Incentive Plan (AIP).”
(5)The amounts in the “All Other Compensation” column include but are not limited to the costs of (a) reimbursement for personal financial planning and tax advice; (b) Company sponsored physical exam; and (c) Company matching contribution to the 401(k) Plan according to a matching formula and contribution limits that are the same for all participants. For the CEO, the amounts shown for fiscal year 2021 and 2022 include the payment of certain one-time security enhancement costs and ongoing security monitoring expenses that were recommended as part of a security study conducted by an independent third-party security consultant. The total amount paid by the Company in 2022 for those security enhancements and monitoring was $58,246, which except for $1,465 represented one-time costs.
(6)Mr. Hellfeld assumed the role of Executive Vice President and Chief Legal and Risk Officer on March 15, 2022.
(7)Mr. Callen departed as CFO effective January 30, 2023, but he continued to serve in an advisory role to the Company through March 3, 2023.

50 | 2023 PROXY STATEMENT	EXECUTIVE COMPENSATION

Grants of Plan-Based Awards
The following table summarizes for each of the named executive officers the non-equity incentive award opportunity under the AIP for fiscal year 2022 and the equity awards made during the fiscal year 2022.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Under- lying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(5)
		Thresh- old ($)	Target ($)	Maxi- mum ($)	Thresh- old (#)	Target (#)	Maxi- mum (#)
Shelly R. Ibach		$412,731	$1,665,461	$4,163,653
	3/15/22(2)				5,049	60,825	121,650				$3,750,470
	3/15/22(3)								40,550	$61.66	$1,286,716
	5/16/22(2)				568	6,835	13,670				$286,728
	5/16/22(3)								4,340	$41.95	$95,470
David R. Callen		$103,069	$416,138	$1,040,345
	3/15/22(2)				1,155	13,905	27,810				$857,382
	3/15/22(3)								9,270	$61.66	$294,152
Andrea L. Bloomquist		$98,841	$399,808	$999,520
	3/15/22(2)				1,010	12,165	24,330				$750,094
	3/15/22(3)								8,110	$61.66	$257,343
Melissa Barra		$97,943	$396,173	$990,434
	3/15/22(2)				1,010	12,165	24,330				$750,094
	3/15/22(3)								8,110	$61.66	$257,343
Samuel R. Hellfeld		$83,340	$341,681	$854,201
	3/15/22(2)				770	9,270	18,540				$571,588
	3/15/22(4)							2,320			$143,051
	3/15/22(3)								6,180	$61.66	$196,101
(1)This represents the cash annual incentive opportunity for 2022 under the AIP. The actual amounts earned under this plan for 2022 are reported in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table. The threshold reflects the amount that would be payable under the plan if only the minimum performance level for first half of 2022 is achieved, which would result in an AIP payout of only the first-half progress payment. If the minimum performance level for payment of the threshold amount is not achieved, then no incentive would be payable under the plan. See discussion in the Compensation Discussion and Analysis under the heading “Annual Incentive Plan (AIP).”
(2)This represents PSU awards described in greater detail in the Compensation Discussion and Analysis under the heading, “Long-Term Incentive Plan (LTI).” The target number of PSUs will be adjusted based on Company performance against annual growth goals over a three-year performance period covering fiscal years 2022, 2023 and 2024. There can also be a reduction in the target number of PSUs if the average difference between Adjusted ROIC and WACC is below a certain threshold. PSUs are also subject to a three-year vesting requirement from the grant date. If any dividends are paid on our common stock, the holders of the PSUs would receive dividends at the same rate as paid to other shareholders if and when the PSU award is earned and becomes fully vested.
(3)These awards represent stock options described in greater detail in the Compensation Discussion and Analysis under the heading, “Long-Term Incentive Plan (LTI).” These stock options have an exercise price equal to the closing trading price of the Company’s common stock on the grant date. The options vest in three equal annual installments on each of the anniversaries following the grant date. These options remain exercisable for up to 10 years from the grant date, subject to earlier termination upon certain events related to termination of employment.
(4)This represents an RSU award granted to Mr. Hellfeld in connection with his promotion. The RSU award is subject to a three-year cliff vesting requirement from the grant date.
(5)Reflects the grant date fair value computed in accordance with FASB ASC Topic 718. The value for PSU awards reflects the target award value.

51 | 2023 PROXY STATEMENT	EXECUTIVE COMPENSATION

Outstanding Equity Awards at Fiscal Year-End
The following table summarizes the total outstanding equity awards for each of the named executive officers as of December 31, 2022.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($) (11)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (12)
Shelly R. Ibach	36,575	—	$18.81	3/22/2026	—	—	—	—
	53,720	—	$23.61	3/21/2027	—	—	—	—
	51,095	—	$34.35	3/21/2028	—	—	—	—
	40,405	—	$47.00	3/29/2029	—	—	—	—
	10,045	—	$43.91	9/18/2029	—	—	—	—
	44,883	22,442(1)	$35.68	3/15/2030	—	—	—	—
	—	—	—	—	85,543(2)	$2,222,173	—	—
	7,294	14,586(5)	$146.97	3/15/2031	—	—	—	—
	—	—	—	—	—	—	32,820(6)	$852,664
	—	40,550(7)	$61.66	3/15/2032	—	—	—	—
	—	—	—	—	—	—	60,825(9)	$1,580,234
	—	4,340(10)	$41.95	5/16/2032	—	—	—	—
	—	—	—	—	—	—	6,835(11)	$177,573
David R. Callen	4,420	—	$33.32	3/16/2025	—	—	—	—
	11,600	—	$23.61	3/21/2027	—	—	—	—
	8,940	—	$34.35	3/21/2028	—	—	—	—
	6,845	—	$47.00	3/29/2029	—	—	—	—
	6,627	3,313(1)	$35.68	3/15/2030	—	—	—	—
	—	—	—	—	12,629(2)	$328,101	—	—
	1,897	948(3)	$88.76	12/15/2030	—	—	—	—
	—	—	—	—	3,704(4)	$96,230	—	—
	1,384	2,766(5)	$146.97	3/15/2031	—	—	—	—
	—	—	—	—	—	—	6,225(6)	$161,726
	—	9,270(7)	$61.66	3/15/2032	—	—	—	—
	—	—	—	—	—	—	13,905(9)	$361,252
Andrea L. Bloomquist	2,555	$—	$34.35	3/21/2028	—	—	—	—
	4,346	—	$47.00	3/29/2029	—	—	—	—
	6,840	3,420(1)	$35.68	3/15/2030	—	—	—	—
	—	—	—	—	13,037(2)	$338,701	—	—
	1,195	2,390(5)	$146.97	3/15/2031	—	—	—	—
	—	—	—	—	—	—	5,380(6)	$139,772
	—	8,110(7)	$61.66	3/15/2032	—	—	—	—
	—	—	—	—	—	—	12,165(9)	$316,047

52 | 2023 PROXY STATEMENT	EXECUTIVE COMPENSATION

Outstanding Equity Awards at Fiscal Year-End, continued

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($) (11)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (11)
Melissa Barra	4,860	—	$17.77	3/28/2024	—	—	—	—
	3,315	—	$33.32	3/16/2025	—	—	—	—
	2,128	—	$34.35	3/21/2028	—	—	—	—
	4,563	—	$47.00	3/29/2029	—	—	—	—
	6,627	3,313(1)	$35.68	3/15/2030	—	—	—	—
	—	—	—	—	12,629(2)	$328,101	—	—
	1,164	2,326(5)	$146.97	3/15/2031	—	—	—	—
	—	—	—	—	—	—	5,235(6)	$136,005
	—	8,110(7)	$61.66	3/15/2032	—	—	—	—
	—	—	—	—	—	—	12,165(9)	$316,047
Samuel R. Hellfeld	1,360	—	$19.27	4/1/2023	—	—	—	—
	1,015	—	$17.77	3/28/2024	—	—	—	—
	735	—	$33.32	3/16/2025	—	—	—	—
	2,615	—	$18.81	3/22/2026	—	—	—	—
	1,955	—	$23.61	3/21/2027	—	—	—	—
	1,535	—	$34.35	3/21/2028	—	—	—	—
	3,420	—	$36.81	9/20/2028	—	—	—	—
	4,565	—	$47.00	3/29/2029	—	—	—	—
	3,420	1,710(1)	$35.68	3/15/2030	—	—	—	—
	—	—	$—	—	6,519(2)	$169,364	—	—
	755	1,510(5)	$146.97	3/15/2031	—	$—	—	—
	—	—	$—	—	—	$—	3,395(6)	$88,202
	—	6,180(7)	$61.66	3/15/2032	—	—	—	—
	—	—	$—	—	2,320(8)	$60,274	—	—
	—	—	$—	—	—	—	9,270(9)	$240,835
(1)These stock options were granted on March 15, 2020 and vest one-third each year on each of the first three anniversaries of the date of grant, subject to continuing employment through the applicable vesting date.
(2)These performance stock unit (PSU) awards were granted on March 15, 2020 and will become vested on March 15, 2023, subject to continuing employment through the vesting date. The number of shares shown above reflects the actual payout that was earned for the 2020 PSUs based on the performance period that covers fiscal years 2020, 2021 and 2022. The payout for the 2020 PSU awards is described in greater detail in the Compensation Discussion and Analysis under the heading, “Long-Term Incentive Plan (LTI).”
(3)These stock options were granted on December 15, 2020 and vest one-third each year on each of the first three anniversaries of the date of grant, subject to continuing employment through the applicable vesting date.
(4)These PSU awards were granted on December 15, 2020 and will become vested on December 15, 2023, subject to continuing employment through the vesting date. The number of shares shown above reflects the actual payout that was earned for the 2020 PSUs based on the performance period that covers fiscal years 2020, 2021 and 2022. The payout for the 2020 PSU awards is described in greater detail in the Compensation Discussion and Analysis under the heading, “Long-Term Incentive Plan (LTI).”
(5)These stock options were granted on March 15, 2021 and vest one-third each year on each of the first three anniversaries of the date of grant, subject to continuing employment through the applicable vesting date.”
(6)These PSU awards were granted on March 15, 2021 and will become vested on March 15, 2024, subject to achieving performance criteria and continuing employment through the vesting date. The number of shares shown above reflects the target award level. The performance period for this award covers fiscal years 2021, 2022 and 2023.
(7)These stock options were granted on March 15, 2022 and vest one-third each year on each of the first three anniversaries of the date of grant, subject to continuing employment through the applicable vesting date.

53 | 2023 PROXY STATEMENT	EXECUTIVE COMPENSATION

(8)This RSU award was granted on March 15, 2022 and will become vested on March 15, 2025, subject to continuing employment through the vesting date.
(9)These PSU awards were granted on March 15, 2022 and will become vested on March 15, 2025, subject to achieving performance criteria and continuing employment through the vesting date. The number of shares shown above reflects the target award level. The performance period for this award covers fiscal years 2022, 2023 and 2024.
(10)These stock options were granted on May 16, 2022 and vest one-third each year on each of the first three anniversaries of the date of grant, subject to continuing employment through the applicable vesting date.
(11)These PSU awards were granted on May 16, 2022 and will become vested on May 16, 2025, subject to achieving performance criteria and continuing employment through the vesting date. The number of shares shown above reflects the target award level. The performance period for this award covers fiscal years 2022, 2023 and 2024.
(12)Calculated by multiplying unvested stock awards by $25.98, the closing price of the Company’s common stock on the Nasdaq Stock Market on December 30, 2022, the last trading day of fiscal year 2022.

Option Exercises and Stock Vested
The following table summarizes the stock options that were exercised and the stock awards that became vested for each of the named executive officers during the fiscal year ended December 31, 2022.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)(2)	Value Realized on Vesting ($)(3)
Shelly R. Ibach	18,120	$686,035	103,695	$5,447,053
David R. Callen	—	—	14,070	$781,448
Andrea L. Bloomquist	—	—	13,402	$744,347
Melissa Barra	6,300	$100,296	14,070	$781,448
Samuel R. Hellfeld	—	—	9,383	$521,132
(1)The value realized on the exercise of stock options for purposes of this table is based on the difference between the fair market value of our common stock on the date of exercise and the exercise price of the stock option.
(2)The amounts shown in these columns represented the number of shares that were earned and paid out for the 2019 PSU awards that covered the performance period of fiscal years 2019, 2020 and 2021 as disclosed in the 2022 Proxy Statement. For Mr. Callen, Ms. Bloomquist, Ms. Barra and Mr. Hellfeld, the 2019 PSU awards became vested on March 29, 2022. For Ms. Ibach, there were two separate 2019 PSU awards which vested on March 29, 2022 or September 18, 2022.
(3)The value realized for purposes of this table is based on the fair market value of our common stock on the date of vesting.

Nonqualified Deferred Compensation
Named executive officers are eligible to participate in the Sleep Number Executive Deferral Plan (Deferral Plan), a non-qualified deferred compensation plan. The Deferral Plan allows executives to defer payment of up to 50% of their base salary, 75% of their AIP payout, and 100% of their payout from PSUs or other stock awards. At the time that executives make their deferral election, they choose whether their deferrals will be paid out in a lump sum or up to ten annual installments following a specified future date or their termination of employment. For salary or AIP deferrals, executives choose how to allocate their deferrals across a range of notional investment alternatives that are similar to the investment fund options in the Company’s 401(k) Plan. The executive’s deferral account is credited with the earnings as if there was a deemed investment in the notional investment alternatives offered for the Deferral Plan. For deferrals of PSUs or other stock awards, the amounts deferred are tracked in deferred share units and distributions are settled in shares of common stock.

54 | 2023 PROXY STATEMENT	EXECUTIVE COMPENSATION

The following table summarizes for each named executive officer their contributions, earnings and balance for the Deferral Plan for the fiscal year ended December 31, 2022. Note that the Company does not make any contributions to the Deferral Plan on behalf of participants.

Name	Executive Contributions in Last Fiscal Year(1) ($)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings (Losses) in Last Fiscal Year(2) ($)	Aggregate Withdrawals/Distributions ($)	Aggregate Balance at Last Fiscal Year-End(3) ($)
Shelly R. Ibach	—	—	$(5,725,885)	—	$10,325,680
David R. Callen	$292,164	—	$(422,551)	$(1,191,504)	$558,264
Andrea L. Bloomquist	$285,755	—	$(67,909)	$(649,641)	$502,268
Melissa Barra	—	—	—	—	—
Samuel R. Hellfeld	—	—	—	—	—
(1)The amounts in this column represent compensation that was deferred by the executive and credited to the their deferral account during fiscal year 2022. This includes base salary deferrals for 2022 that are included in the Salary column of the Summary Compensation Table for Ms. Bloomquist of $285,755. This includes AIP deferrals for amounts that would have normally been paid out in February 2022 for the 2021 AIP and are included in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table for Mr. Callen of $292,164.
(2)These amounts represent the total aggregate notional earnings for fiscal year 2022 for the executive’s deferral account under the Deferral Plan. These are notional earnings based on how the executive has elected to direct their salary or AIP deferrals to various investment alternatives, and the actual market return of that investment alternative for the year. For PSU deferrals, earnings represent the change in market value of the deferred share units held in the executive’s deferral account.
(3)This is the aggregate market value of the executive’s deferral account under the Deferral Plan as of the end of fiscal year 2022.

Potential Payments Upon Termination or Change in Control
This section describes the potential payments that would be made to the named executive officers under various employment termination scenarios as if they occurred at the end of fiscal year 2022 (as of December 31, 2022). The values shown in the table are calculated as of this date based on certain estimates or assumptions as described in the footnotes. The actual amounts received may differ materially from those shown in the table. The table does not include amounts already vested that the executive would receive if he or she left the Company for any reason, such as the fully vested balance of an executive’s deferral account, gains from outstanding options that are exercisable, or payments and benefits that are provided on a non-discriminatory basis to salaried team members generally upon termination.

All Sleep Number team members, including all executive officers, are “at will” team members, meaning that the team member or the Company may terminate the employment relationship with or without cause and with or without notice, at any time at the option of either the team member or the Company. Executive officers do not have employment agreements and do not have any contractual or other right to employment for any term or period of time. In addition, executive officers are only eligible for the severance pay and other benefits as provided under the Company’s Executive Severance Pay Plan as shown in the table and described in the footnotes.

The table below shows information about the acceleration of option or stock awards in the event of a change in control as defined under the Company’s 2020 Equity Incentive Plan (the 2020 Plan). The 2020 Plan contains a “double-trigger” change in control provision. Under this provision, if outstanding option or stock awards are assumed or substituted following a change in control, vesting of the option or stock awards is only accelerated in the event of involuntary termination not for cause or resignation for good reason of the team member, as those terms are defined under the 2020 Plan. This is provided that the team member’s termination of employment occurs within two years of the change in control.

Vesting of option or stock awards may also be accelerated in the event a named executive officer qualifies for retirement treatment under the terms of the award agreements and the 2020 Plan. If an executive is at least age 55 and has five or more years of service at retirement, the vesting will be accelerated on a pro-rata portion of their option or stock award based on the portion of the vesting period that was actually worked through the date of retirement. If an executive is at

55 | 2023 PROXY STATEMENT	EXECUTIVE COMPENSATION

least age 60 and has five or more years of service at retirement, there is a full acceleration of vesting of the option or stock award provided that the executive gives a one-year notice of their intention to retire. This additional acceleration of vesting provision does not apply to any option or stock award granted within less than a year of retirement.

		Triggering Events
Name	Type of Payment	Voluntary Termination ($)	For Cause Termination ($)	Involuntary Termination (No Change in Control) ($)	Involuntary Termination (Following Change in Control) (1) ($)	Death or Disability ($)
Shelly R. Ibach	Cash Severance (2)	—	—	$5,778,000	$8,658,000	—
	Option Award Acceleration (3)	—	—	—	—	—
	Stock Award Acceleration (4)	$3,037,426	—	$3,037,426	$4,832,878	$4,832,878
	Benefit Reimbursement (5)	—	—	$9,722	$9,722	—
	Total	$3,037,426	—	$8,825,148	$13,500,600	$4,832,878
David R. Callen	Cash Severance (2)	—	—	$1,032,500	$2,052,500	—
	Option Award Acceleration (3)	—	—	—	—	—
	Stock Award Acceleration (4)	$563,870	—	$563,870	$947,283	$947,283
	Benefit Reimbursement (5)	—	—	$13,246	$13,246	—
	Total	$563,870	—	$1,609,616	$3,013,029	$947,283
Andrea L. Bloomquist	Cash Severance (2)	—	—	$994,250	$1,976,000	—
	Option Award Acceleration (3)	—	—	—	—	—
	Stock Award Acceleration (4)	—	—	—	$794,520	$794,520
	Benefit Reimbursement (5)	—	—	—	—	—
	Total	—	—	$994,250	$2,770,520	$794,520
Melissa Barra	Cash Severance (2)	—	—	$985,325	$1,958,150	—
	Option Award Acceleration (3)	—	—	—	—	—
	Stock Award Acceleration (4)	—	—	—	$780,153	$780,153
	Benefit Reimbursement (5)	—	—	$13,246	$13,246	—
	Total	—	—	$998,571	$2,751,549	$780,153
Samuel R. Hellfeld	Cash Severance (2)	—	—	$862,500	$1,712,500	—
	Option Award Acceleration (3)	—	—	—	—	—
	Stock Award Acceleration (4)	—	—	—	$558,674	$558,674
	Benefit Reimbursement (5)	—	—	$13,246	$13,246	—
	Total	—	—	$875,746	$2,284,420	$558,674
(1)The amounts payable to the named executive officers upon a change in control may be subject to reduction under Sections 280G and 4999 of the Internal Revenue Code.
(2)Our named executive officers are participants in the Company’s Executive Severance Pay Plan. Under this plan, a participant is eligible for severance pay and other benefits in the event of involuntary termination not for cause or resignation for good reason (qualifying termination), as those terms are defined under the plan. There is no severance pay benefit for voluntary termination or involuntary termination for cause. As a condition of receiving any severance pay under the plan, the executive must agree to a general release of claims against the Company. The amount of the severance pay payable for a qualifying termination is a multiple of the sum of the executive’s annual base salary plus the target annual incentive award under AIP, as of the date of termination. For Ms. Ibach, the multiple is two times and for all other NEOs, the multiple is one times. If the qualifying termination occurs within a period starting six months before a change in control event and ending two years after a change in control event, the multiple would be as follows: For Ms. Ibach, three times; for all other NEOs, two times. In order to receive the additional severance pay for qualifying terminations after a change in control, the executive must agree to refrain from certain restricted activities for an extended period of two years after termination of employment. The plan defines restricted activities to include certain competitive and solicitation activities. Severance pay benefits are paid in a lump sum following termination of employment. The cash severance amounts shown above were calculated using annual base salary and target annual incentive for AIP in effect for each executive as of the end of fiscal 2022. Also under the plan, participants are eligible for outplacement services. The maximum value of this benefit is included in the cash severance amounts shown above. The plan does provide for a pro-rata annual incentive award for the period of the year that the participant was actively employed. The calculations for this table are as of the end of the fiscal year, which is when participants in the AIP become eligible for the full incentive award earned for that fiscal year. As a result, the table does not include any value for a pro-rata annual incentive.
(3)The value of the acceleration of the vesting of unvested stock options held by a named executive officer is based on the difference between: (a) the fair market value of our common stock as of December 30, 2022 ($25.98) and (b) the per share exercise price of the options held by the executive, provided (a) is higher than (b). The range of exercise prices of unvested stock options held by our named executive officers as of December 31, 2022 was $35.68 to $146.97. No amounts are included in the table above for stock options because the respective exercise prices are all above $25.98. For voluntary termination when an executive is eligible for retirement treatment (age 55 and five or more years of service), the number of unvested stock options is prorated in valuing the acceleration of vesting.

56 | 2023 PROXY STATEMENT	EXECUTIVE COMPENSATION

(4)The value of the acceleration of the vesting of stock awards held by a named executive officer is based on: (a) the number of unvested PSUs or RSUs held by the executive as of December 31, 2022, multiplied by (b) the fair market value of our common stock on December 30, 2022 ($25.98). PSUs whose performance period had been completed as of December 31, 2022 are reflected based on the actual payout earned. All other PSUs are reflected at target. For voluntary termination when an executive is eligible for retirement treatment (age 55 and five or more years of service), the number of unvested RSUs is prorated in valuing the acceleration of vesting.
(5)For a qualifying termination under the Executive Severance Pay Plan, a named executive officer is eligible to receive a reimbursement equal to the difference in cost between the monthly COBRA premium and the monthly cost for the medical and dental plan coverage while an active team member. The reimbursement is for as long as the executive is covered by COBRA but for a period not to exceed two years for Ms. Ibach and one year for all other NEOs.

OTHER INFORMATION

CEO Pay Ratio
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we are providing the following information about the relationship of the annual total compensation of our team members and the annual total compensation of our CEO. For fiscal year 2022, we determined on December 31, 2022 that the annual total compensation of the team member identified as the median was $56,295 compared to last year’s median of $56,397. Based on this information, the 2022 ratio of the annual total compensation of our CEO, as reported in the Total column of the Summary Compensation Table, to the median annual total compensation of all team members, excluding our CEO, was estimated to be 119 to 1.

The following is a summary of the methodology and assumptions used in determining the median annual total compensation of our team members for 2022:

•We used our total active team member population as of the end of fiscal year 2022.
•For measuring total compensation of our team members, we included base wages, incentive compensation, commissions, over-time, paid time off and holiday pay that was actually paid to each team member during fiscal year 2022.
•For team members included in the population that were hired during fiscal year 2022, we annualized their actual total compensation to consider that they worked for only a portion of the year.

It should be noted that under the SEC’s rules and guidance, there are numerous ways to determine the compensation of a company’s median employee, including the employee population sampled, the elements of total compensation included, any assumptions made and the use of statistical sampling. In addition, no two companies have identical employee populations or compensation programs. As such, our pay ratio may not be comparable to the pay ratio reported by other companies.

57 | 2023 PROXY STATEMENT	EXECUTIVE COMPENSATION

Pay Versus Performance
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are providing the following information comparing for the last three fiscal years calculated compensation values for disclosure purposes, financial performance of the Company and total shareholder returns. The table shows a calculated value for the Compensation Actually Paid (“CAP”) as required by SEC rules for the CEO and other NEOs. These amounts do not reflect the actual compensation earned by or paid to the CEO or other NEOs for these fiscal years. For information regarding the compensation decisions made by our Committee, please see the sections of the Compensation Discussion and Analysis of the proxy statements for the fiscal years covered in the table below.

Year	Summary Compensation Table Total for CEO (1)	Compensation Actually Paid to CEO (2)	Average Summary Compensation Table Total for Other NEOs (1)(3)	Average Compensation Actually Paid to Other NEOs (2)(3)	Value of Initial Fixed $100 Investment Based On: (4)		Net Income ($ millions) (5)	Net Sales Growth (6)
					Sleep Number Total Shareholder Return	S&P 400 Specialty Stores Index Total Shareholder Return
2022	$6,702,614	$(12,847,068)	$1,592,120	$(1,323,910)	$53	$162	$36.6	(3.2)%
2021	$9,599,571	$15,233,052	$2,028,184	$2,806,197	$155	$173	$153.7	17.7%
2020	$8,528,276	$24,411,605	$1,986,114	$4,224,856	$166	$119	$139.2	9.3%
(1)     The amounts are reported in the Total column of the Summary Compensation Table for the CEO and for an average of the other NEOs for each fiscal year.
(2) This is a calculation of Compensation Actually Paid (“CAP”) for each fiscal year as determined in accordance with SEC rules. See table below for a reconciliation of the estimated value for CAP to the amounts reported in the Total column of the Summary Compensation Table.
(3)     The average for 2022 includes Mr. Callen, Ms. Bloomquist, Ms. Barra and Mr. Hellfeld as other NEOs. The average for 2021 includes Mr. Callen, Ms. Bloomquist, Ms. Barra and Mr. Saklad as other NEOs. The average for 2020 includes Mr. Callen, Ms. Bloomquist, Ms. Barra and Mr. Brown as other NEOs.
(4)    For the relevant fiscal year, this represents the cumulative Total Shareholder Return (“TSR”) by measuring what the value of a $100 investment at the start of fiscal 2020 would be at the end of fiscal years 2020, 2021 and 2022. The S&P 400 Specialty Store Index TSR is the total return assuming reinvestment of dividends and is included in the Comparative Stock Performance chart reported in our Annual Report on Form 10-K for the fiscal years 2020, 2021 and 2022.
(5) This is net income as reported in the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal years 2020, 2021 and 2022.ct
(6) This is the annual growth in net sales as reported in the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal years 2020, 2021 and 2022. This is the Company-selected measure for this disclosure.

The following table is a reconciliation of the estimated value for CAP to the amounts reported in the Total column of the Summary Compensation Table for the fiscal years 2020, 2021 and 2022.

Year	Summary Compensation Table Total	Deduct: Amounts Reported in the Summary Compensation Table for Stock and Option Awards	Add: Value of Awards Granted During the Year, Outstanding and Unvested at Year-end	Add: Change in Value of Awards Granted in Any Prior Year, Outstanding and Unvested at Year-End	Add: Value of Awards Granted and Vested in the Same Year	Add: Change in Value of Awards Granted in Any Prior Year, Vested During the Year	Estimated Compensation Actually Paid (“CAP”) (1)
CEO
2022	$6,702,614	$(5,419,385)	$1,280,493	$(12,212,135)	$—	$(3,198,655)	$(12,847,068)
2021	$9,599,571	$(6,440,343)	$4,245,801	$(1,037,718)	$—	$8,865,741	$15,233,052
2020	$8,528,276	$(4,288,094)	$13,788,030	$8,402,774	$1,222,552	$(3,241,933)	$24,411,605
Average for Other NEOs
2022	$1,592,120	$(1,019,287)	$238,188	$(1,773,616)	$—	$(361,315)	$(1,323,910)
2021	$2,028,184	$(1,058,309)	$714,143	$(134,889)	$—	$1,257,068	$2,806,197
2020	$1,986,114	$(751,446)	$2,137,874	$1,162,514	$263,097	$(573,297)	$4,224,856
(1) In determining the estimated CAP, stock option grant date fair values are calculated based on the Black-Scholes option pricing model as of date of grant. Adjustments have been made using stock option fair values as of each measurement date using the stock price as of the measurement date and updated assumptions (i.e., term, volatility, risk free rates) as of the measurement date. Performance Stock Unit (PSU) grant date fair values are calculated using the stock price as of date of grant assuming target performance. Adjustments have been made using the stock price and performance accrual modifier as of year-end and as of each vesting date. Time-vested Restricted Stock Unit (RSU) grant date fair values are calculated using the stock price as of date of grant. Adjustments have been made using the stock price as of year-end and as of each vesting date.

58 | 2023 PROXY STATEMENT	EXECUTIVE COMPENSATION

As noted above, the estimate of CAP reflects adjusted values to unvested and vested equity awards during the years shown in the table based on year-end stock prices, various accounting valuation assumptions, and projected performance modifiers but does not reflect actual amounts paid out for those awards. CAP generally fluctuates due to stock price achievement and varying levels of projected and actual achievement of performance goals (as reflected in the significant decrease to 2022 CAP). For a discussion of how our Committee assessed Company performance and made pay decisions each year for our NEOs, see the Compensation Discussion and Analysis in this proxy statement and in the proxy statements for 2020 and 2021.

Below are graphs comparing the estimated CAP values for our CEO and other NEOs to: (1) TSR for Sleep Number and the S&P 400 Specialty Stores Index; (2) net income; and (3) annual net sales growth.

Estimated CAP Value vs. TSR
Value of Fixed $100 Investment
$180
$170
$160
$150
$140
$130
$120
$110
$100
$90
$80
$70
$60
$50
Estimated CAP Value (in Thousands)
$25,000
$20,000
$15,000
$10,000
$5,000
$0
$(5,000)
$(10,000)
$(15,000)
2020
2021
2022
CEO CAP
Other NEOs CAP
S&P 400 Specialty Index
SNBR TSR

Estimated CAP Value vs. Net Income
SNBR Net Income ($M)
$160.0
$140.0
$120.0
$100.0
$80.0
$60.0
$40.0
$20.0
$0.0
Estimated CAP Value (in Thousands)
$25,000
$20,000
$15,000
$10,000
$5,000
$0
$(5,000)
$(10,000)
$(15,000)
2020
2021
2022
CEO CAP
Other NEOs CAP
SNBR Net Income

Estimated CAP Value vs. Net Sales Growth
20.0%
15.0%
10.0%
5.0%
—%
(5.0)%
(10.0)%
$30,000
$25,000
$20,000
$15,000
$10,000
$5,000
$0
$(5,000)
$(10,000)
$(15,000)
Estimated CAP Value (in Thousands)
2020
2021
2022
CEO CAP
Other NEOs CAP
SNBR Net Sales Growth

59 | 2023 PROXY STATEMENT	EXECUTIVE COMPENSATION

As described in various sections of our Compensation Discussion and Analysis, the following are key performance measures that determine the incentive compensation earned by the CEO and other NEOs for Company performance. By design, our executive compensation mix is heavily weighted toward incentive compensation which is all performance-based and only earned with achievement of financial goals for AIP and PSUs or appreciation of our share price for stock options.

•Net sales growth - This is one of two key measures in our PSU design. Half of the PSU payout opportunity is to tied to our achievement of annual growth goals for net sales over a three year period.
•NOP growth - This is one of two key measures in our PSU design. Half of the PSU payout opportunity is to tied to our achievement of annual growth goals for NOP over a three year period.
•Adjusted ROIC - There is an ROIC modifier in our PSU design. This potential reduction in the number of target PSUs applies if the average difference between Adjusted ROIC and WACC is below a certain threshold.
•Adjusted EBITDA - This is the only measure in our AIP design. The AIP payout opportunity is tied to our achievement of fiscal year goals for Adjusted EBITDA.
•Share price - Stock options require share price appreciation above the exercise price in order to have any value. The value of PSUs earned and paid out also depends on share price.

60 | 2023 PROXY STATEMENT	EXECUTIVE COMPENSATION

Director Compensation
The following table summarizes the total compensation paid or earned by each of the non-employee members of our Board of Directors for the 2022 fiscal year ended December 31, 2022.

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	Option Awards(2) ($)	All Other Compensation ($)	Total ($)
Daniel I. Alegre (5)	$91,401	$92,367	$30,778	$—	$214,546
Phillip M. Eyler (3)(6)	$91,401	$123,156	$40,930	$—	$255,487
Stephen L. Gulis, Jr. (3)	$104,203	$92,367	$30,778	$—	$227,348
Michael J. Harrison	$130,604	$92,367	$30,778	$483	$254,232
Julie M. Howard (3)(4)	$91,401	$92,367	$30,778	$204	$214,750
Deborah L. Kilpatrick, Ph.D. (5)	$91,401	$92,367	$30,778	$162	$214,708
Brenda J. Lauderback (3)	$111,401	$92,367	$30,778	$—	$234,546
Barbara R. Matas (3)(4)	$111,401	$92,367	$30,778	$—	$234,546
Angel L. Mendez (3)(6)	$91,401	$123,156	$40,930	$—	$255,487
Kathleen L. Nedorostek (4)(7)	$30,591	$—	$—	$59	$30,650
Jean-Michel Valette	$136,387	$92,367	$30,778	$168	$259,700
(1)Reflects the aggregate grant date fair value of restricted stock awards granted during fiscal year 2022, computed in accordance with FASB ASC Topic 718. For all directors except Mr. Eyler, Mr. Mendez and Ms. Nedorostek, 2,265 restricted stock awards were granted. Mr. Eyler and Mr. Mendez, who were newly elected Directors effective January 2, 2022, were granted 3,020 restricted stock awards. Ms. Nedorostek retired from the Board when her term expired at the 2022 Annual Meeting of Shareholders and did not receive a grant in fiscal year 2022. See Note 8, Shareholders’ Deficit, to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, for a discussion of the relevant assumptions used in calculating these amounts. As of December 31, 2022, the aggregate number of shares outstanding under stock awards, including restricted stock, restricted stock units and phantom stock, held by those who served as non-employee Directors during fiscal year 2022 was as follows: Mr. Alegre, 2,265 shares; Mr. Eyler, 3,020; Mr. Gulis, 76,827 shares; Mr. Harrison, 2,265 shares; Ms. Howard, 5,410 shares; Ms. Kilpatrick, 2,265 shares; Ms. Lauderback, 9,941 shares; Ms. Matas, 25,267 shares; Mr. Mendez, 3,020 shares; and Mr. Valette, 2,265 shares.
(2)Reflects the aggregate grant date fair value of stock option awards granted during fiscal year 2022, computed in accordance with FASB ASC Topic 718. For all directors except Mr. Eyler, Mr. Mendez and Ms. Nedorostek, 1,440 stock option awards were granted. Mr. Eyler and Mr. Mendez, who were newly elected Directors effective January 2, 2022, were granted 1,915 stock option awards. Ms. Nedorostek retired from the Board when her term expired at the 2022 Annual Meeting of Shareholders and did not receive a grant in fiscal year 2022. See Note 8, Shareholders’ Deficit, to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, for a discussion of the relevant assumptions used in calculating these amounts. As of December 31, 2022, the aggregate number of stock options outstanding held by those who served as non-employee Directors during fiscal 2022 was as follows: Mr. Alegre, 1,985; Mr. Eyler, 1,915; Mr. Gulis, 5,325; Mr. Harrison, 15,227; Ms. Howard, 3,460; Ms. Kilpatrick, 7,490; Ms. Lauderback, 18,847; Ms. Matas, 5,325; Mr. Mendez, 1,915; and Mr. Valette, 3,460.
(3)Under the 2010 Omnibus Incentive Plan and 2020 Equity Incentive Plan, non-employee Directors may elect to defer receipt of any shares of the Company’s common stock under an Incentive Award granted to non-employee Directors under the Plan. For fiscal 2022, the following Directors have elected to defer receipt of their 2022 Incentive Award: Mr. Eyler, 3,020 shares; Mr. Gulis, 2,265 shares; Ms. Howard, 2,265 shares; Ms. Lauderback, 2,265 shares; Ms. Matas, 2,265 shares; and Mr. Mendez, 3,020 shares.
(4)Ms. Howard, Ms. Matas and Ms. Nedorostek elected to receive Director fees in the form of common stock under the Company’s 2020 Equity Incentive Plan, and to defer receipt of such shares. The number of shares paid is determined by dividing the amount of the Director’s fees to be deferred by the fair market value per share of our common stock on the date the fees otherwise would have been payable in cash. The number of shares to be received by Ms. Howard in lieu of cash payments during fiscal 2022 is 2,325 shares and the related grant date fair value was $91,401. The number of shares to be received by Ms. Matas in lieu of cash payments during fiscal 2022 is 2,829 shares and the related grant date fair value was $111,401. The number of shares to be received by Ms. Nedorostek in lieu of cash payments during fiscal 2022 is 569 shares and the related grant date fair value was $30,591.
(5)Mr. Alegre and Ms. Kilpatrick elected to receive a portion of Director fees in the form of common stock under the Company’s 2020 Equity Incentive Plan. The number of shares paid is determined by dividing the amount of the Director’s fees to be received in the form of common stock by the fair market value per share of our common stock on the date the fees otherwise would have been payable in cash. The number of shares received by Ms. Alegre and Ms. Kilpatrick in lieu of cash payments during fiscal 2022 was 2,323 shares each and the related grant date fair value for each was $91,296.
(6)Mr. Eyler and Mr. Mendez were elected as new directors effective January 2, 2022.
(7)Ms. Nedorostek retired from the Board when her term expired at the 2022 Annual Meeting of Shareholders.

61 | 2023 PROXY STATEMENT	EXECUTIVE COMPENSATION

Summary of Non-Employee Director Compensation
The compensation payable to non-employee directors of Sleep Number Corporation is reviewed and determined annually by the Management Development and Compensation Committee, typically at the quarterly meeting in May of each year.

Annual Cash Retainer
Each of our non-employee directors receive an annual cash retainer of $95,000 which is paid quarterly. This cash retainer was increased for the first time in four years beginning with the payment issued for the second quarter of 2022. The Chairs of each of the Committees of the Board receive an additional annual cash retainer of $20,000 ($5,000 per quarter). The Lead Director receives an additional cash retainer of $50,000 per year ($12,500 per quarter).

Meeting Fees
In 2022, each non-employee director (other than the non-executive Chair of the Board) received meeting fees for Board and Committee meetings attended beyond the normal number of regular or typical meetings for the Board and each Committee in a fiscal year, including: (a) Board meeting fees of $1,000 per in-person meeting and $500 per virtual meeting after a minimum of eight Board meetings for the fiscal year, and (b) Committee meeting fees of $750 per in-person Committee meeting and $500 per virtual Committee meeting after a minimum of eight meetings for each Committee for the fiscal year.

Equity Compensation
Coincident with the annual meeting of shareholders, non-employee directors are eligible to receive equity compensation in amounts determined by the Management Development and Compensation Committee, of which 75% of the grant value is in RSUs and 25% of the grant value is in stock options, based on Black-Scholes valuation, with the grants to vest on the earlier of one year from the date of grant or the date of the next annual meeting at which directors are elected to the Board, so long as the director continues to serve on our Board of Directors. All options granted to directors have an exercise price equal to the fair market value of our common stock on the date of grant and remain exercisable for a period of up to 10 years, subject to continuous service on our Board of Directors. At its meeting on May 11, 2022, the Management Development and Compensation Committee approved an increase in the annual equity compensation for each of our non-employee directors from $125,000 to $135,000 in grant value effective with the new equity awards which were granted on May 12, 2022. The increase was recommended by the Management Development and Compensation Committee’s consultant, FW Cook, following a market review of the Non-Employee Director Compensation Program. The grant value for new equity awards to two non-employee directors who were appointed to the Board on January 2, 2022 was increased by $45,000 to take into account their service from January to May 2022. The number of RSUs granted to our non-employee directors on May 12, 2022 was based on the 20-day average closing share price prior to the date of grant of $44.77. The number of stock options granted to our non-employee Directors on May 12, 2022 was based on the 20-day average closing share price prior to the date of grant of $44.77 and an estimated Black-Scholes value per option of $23.50. The option exercise price award was $40.78. These equity compensation grants to non-employee directors in the fiscal year are set forth and described in the table above.

Reimbursement of Expenses
All of our Directors are reimbursed for travel expenses for attending meetings of our Board or any of the Committees and for attending approved director continuing education programs.

No Director Compensation for Employee Directors
Any Director who is also an employee of our Company does not receive additional compensation for service as a Director.

62 | 2023 PROXY STATEMENT	EXECUTIVE COMPENSATION

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1) (a)		Weighted average exercise price of outstanding options, warrants and rights(3) (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(4) (c)
Equity compensation plans approved by security holders	1,623,652	(2)	$46.02	2,116,974
Equity compensation plans not approved by security holders	None		Not applicable	None
Total	1,623,652		$46.02	2,116,974
(1)Includes the Sleep Number Corporation 2020 Equity Incentive Plan and the Sleep Number Corporation 2010 Omnibus Incentive Plan.
(2)This amount includes 261,288 restricted stock units, 500,830 performance-based stock units, and 75,514 phantom shares. Performance-based stock units are shown at target. The actual number of shares to be issued under performance-based stock unit awards depends on Company performance against goals.
(3)The weighted average exercise price does not take into account the unvested restricted stock units, performance-based stock units, or phantom shares, which have no exercise price.
(4)This represents the number of shares of common stock available for issuance under the Sleep Number Corporation 2020 Equity Incentive Plan.

63 | 2023 PROXY STATEMENT	EXECUTIVE COMPENSATION

Background
Consistent with the views expressed by shareholders at our 2017 Annual Meeting when we last asked our shareholders to cast an advisory vote as to whether future advisory votes on executive compensation, or “say-on-pay” votes, should occur every year, every two years or every three years, the Board of Directors has determined to hold an advisory vote to approve executive compensation annually. Subject to the outcome of the advisory vote on the frequency of future advisory votes on executive compensation (see proposal 3), the Company expects to continue to hold such votes annually.

This advisory resolution, commonly referred to as “say-on-pay,” is being provided to our shareholders as required pursuant to Section 14A of the Securities Exchange Act and is non-binding on the Company and the Board. However, the Board and the Management Development and Compensation Committee value the opinions of our shareholders and will carefully consider the outcome of the vote when making future compensation decisions.

As described more fully in the Compensation Discussion and Analysis (“CD&A”) section of this Proxy Statement, our compensation programs are structured to align the interests of our executive officers with the interests of our shareholders. They are designed to attract, motivate and retain, a talented management team to achieve superior results. Shareholders are urged to read the CD&A, which discusses in-depth how our executive compensation programs are aligned with our performance and the creation of shareholder value.

Board Recommendation
The Board recommends a vote “For” approval of, on a non-binding basis, the compensation of the Company’s named executive officers as described in the Compensation Discussion and Analysis, tabular disclosures and other executive compensation narrative provided in this Proxy Statement for the Company’s 2023 Annual Meeting of Shareholders.

Vote Required
The affirmative vote of the holders of a majority of the shares of common stock present and entitled to vote directly or by proxy on this matter at the Annual Meeting, and at least a majority of the minimum number of shares necessary for a quorum, is necessary for approval of the foregoing resolution. Unless a contrary choice is specified, proxies solicited by the Board of Directors will be voted “For” approval of, on a non-binding basis, the compensation of the Company’s named executive officers as described in this Proxy Statement.

64 | 2023 PROXY STATEMENT	PROPOSAL 2 - ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

Background
Pursuant to the Dodd-Frank Act, we are required to ask our shareholders to cast an advisory vote at least every six years as to whether future advisory votes on executive compensation, or “say-on-pay” votes, should occur every year, every two years or every three years.

We last asked shareholders to cast an advisory vote to approve the frequency of say-on-pay votes at our 2017 annual meeting. At that time, approximately 84% of the votes cast by shareholders on the question were in favor of annual say-on-pay votes. Our Board determined to conduct annual say-on-pay votes and we have continued to do so.
The Board believes that it is in the best interests of our shareholders to continue to conduct annual say-on-pay votes for a number of reasons, including that annual votes (1) will enable shareholders to review and provide input on our executive compensation program every year, and (2) are consistent with our cycle for annual review of the principal elements of our executive compensation program. The next advisory vote on the frequency of our “say-on-pay” vote will be put to our shareholders at our 2029 Annual Meeting.

Proposal
Shareholders have four choices on the proxy card for their preference for the frequency of future say-on-pay votes: every year, every two years, every three years, or abstain. Shareholders are not voting to approve or disapprove the Board's recommendation. This advisory vote to approve the frequency of future advisory votes on executive compensation will not be binding on the Company or the Board. However, the Board will take the outcome of the vote into account in determining the frequency of future advisory votes on executive compensation. Notwithstanding the Board's recommendation, or the outcome of the shareholder vote, the Board may in the future decide to conduct advisory votes on a more or less frequent basis and may vary its practice based on evolving trends in corporate governance, discussions with shareholders, changes in compensation programs or other considerations.

Board Recommendation
The Board of Directors recommends that shareholders vote “For” every “one year” (annually) for the frequency of future advisory votes on executive compensation.

Vote Required
No particular vote is required to approve or disapprove this matter. The choice that receives the most votes of the shares of common stock present and entitled to vote in person or by proxy on this matter at the Annual Meeting will be considered the preference of the Company’s shareholders. Unless a contrary choice is specified, proxies solicited by the Board will be voted for every year (annually) for the frequency of future advisory votes on executive compensation.

65 | 2023 PROXY STATEMENT	PROPOSAL 3 - ADVISORY VOTE TO APPROVE THE FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

The Audit Committee of the Board of Directors is responsible for providing independent, objective oversight with respect to our Company’s accounting and financial reporting functions, internal and external audit functions, systems of internal controls regarding financial matters, risk assessment and risk management, information technology and information security systems, including cybersecurity, and legal, ethical and regulatory compliance. The Audit Committee operates under a written charter approved by the Board of Directors. A copy of the charter is available at the Investor Relations section of the Company’s website at http://ir.sleepnumber.com. The information contained in or connected to our website is not incorporated by reference into, or considered a part of, this Proxy Statement.

The Audit Committee is currently composed of five directors, each of whom is independent as defined by the Nasdaq listing standards and SEC Rule 10A-3. Barbara R. Matas (Chair), Stephen L. Gulis, Jr., Julie M. Howard, Deborah L. Kilpatrick, Ph.D., and Angel L. Mendez served on the Audit Committee throughout 2022 and through the date of this report.

Management is responsible for our Company’s financial reporting processes and internal control over financial reporting. Deloitte & Touche LLP, our Independent Registered Public Accounting Firm, is responsible for auditing our Company’s consolidated financial statements for the 2022 fiscal year. This audit is to be conducted in accordance with the standards of the Public Company Accounting Oversight Board (United States). The Audit Committee’s responsibility is to monitor and oversee these processes.

In connection with these responsibilities, the Audit Committee met in person or virtually eight times during 2022. These meetings involved representatives of management, internal audit and the independent auditors. The Audit Committee meets periodically with management, internal audit and the independent auditors in separate executive sessions as needed to discuss any matters that the Committee or each of these groups believe should be discussed privately.

Management represented to the Audit Committee that our Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. The Audit Committee has reviewed and discussed the consolidated financial statements, together with the results of management’s assessment of the Company’s internal control over financial reporting, with management and the Independent Registered Public Accounting Firm. The Audit Committee discussed with the Independent Registered Public Accounting Firm the matters required to be discussed with the auditors under Statement on Auditing Standards No. 61 “Communication with Audit Committees” (Codification of Statements on Auditing Standards, AU 380), as amended. The Independent Registered Public Accounting Firm provided the Audit Committee with written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board, and the Audit Committee discussed with the Independent Registered Public Accounting Firm that firm’s independence.

Based upon the Audit Committee’s discussions with management, internal audit and the Independent Registered Public Accounting Firm and the Audit Committee’s review of the representations of management and the Independent Registered Public Accounting Firm, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in our Company’s Annual Report on Form 10-K for the year ended December 31, 2022, for filing with the Securities and Exchange Commission.

66 | 2023 PROXY STATEMENT	AUDIT COMMITTEE REPORT

This Audit Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

The Audit Committee of the Board of Directors

Barbara R. Matas, Chair
Stephen L. Gulis, Jr.
Julie M. Howard
Deborah L. Kilpatrick, Ph.D.
Angel L. Mendez

67 | 2023 PROXY STATEMENT	AUDIT COMMITTEE REPORT

The Audit Committee of our Board of Directors selected Deloitte & Touche LLP (Deloitte) as the Company’s independent registered public accounting firm (Independent Auditors) for the 2023 fiscal year ending December 30, 2023. Deloitte has served as our Independent Auditors since the 2010 fiscal year.

Although the Board is not required to submit the selection of Independent Auditors to shareholders for ratification, and the Board would not be bound by shareholder ratification or failure to ratify the selection, the Board wishes to submit the selection of Deloitte to serve as our Independent Auditors for the 2023 fiscal year to our shareholders for ratification consistent with best practices in corporate governance.

If shareholders do not ratify the selection of Deloitte as our Independent Auditors, the Audit Committee will reconsider whether to retain Deloitte and may determine to retain that firm or another firm without resubmitting the matter to shareholders. Even if the selection of Deloitte is ratified by shareholders, the Audit Committee may, in its discretion, direct the appointment of a different firm of Independent Auditors at any time during the year if it determines that such a change would be in the best interests of the Company and our shareholders.

Representatives of Deloitte will be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to questions from shareholders.

Audit and Other Fees
The aggregate fees billed for professional services by the Independent Auditors in 2022 and 2021 were:

	2022	2021
Audit fees	$815,655	$685,410
Audit-related fees	1,895	1,895
Audit and audit-related fees	$817,550	$687,305
Tax fees	136,368	322,904
All other fees	—	—
Total	$953,918	$1,010,209

Audit fees in 2022 and 2021 include fees incurred for the annual audit and quarterly reviews of the Company’s consolidated financial statements and the annual audit of the Company’s internal control over financial reporting for the years ended December 31, 2022 and January 1, 2022, respectively.

Audit-related fees for 2022 and 2021 are related to access to an online accounting research tool.

Tax fees for fiscal 2022 and 2021 are primarily for tax compliance services based on time and materials.

Under the Sarbanes-Oxley Act of 2002 and the rules of the Securities and Exchange Commission regarding auditor independence, the engagement of the Company’s Independent Auditors to provide audit or non-audit services for the Company must either be approved by the Audit Committee before the engagement or entered into pursuant to pre-approval policies and procedures established by the Audit Committee. Our Audit Committee has not established any pre-approval policies or procedures and therefore all audit or non-audit services performed for the Company by the Independent Auditors must be approved in advance of the engagement by the Audit Committee. Under limited circumstances, certain de minimus non-audit services may be approved by the Audit Committee retroactively. All services provided to the Company by the Independent Auditors in 2022 were approved in advance of the engagement

68 | 2023 PROXY STATEMENT	PROPOSAL 4 - RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

by the Audit Committee and no non-audit services were approved retroactively by the Audit Committee pursuant to the exception for certain de minimus services described above.

Board Recommendation
The Board recommends a vote “For” ratification of the selection of Deloitte as our independent auditors for the fiscal year ending December 30, 2023. Unless a contrary choice is specified, proxies solicited by the Board will be voted “For” the ratification of the selection of Deloitte as Independent Auditors.

Vote Required
Assuming a quorum is present, the affirmative vote of the holders of a majority of the shares of common stock present and entitled to vote directly or by proxy on this matter at the Annual Meeting is necessary for approval of this proposal. Unless a contrary choice is specified, proxies solicited by the Board of Directors will be voted “For” approval of this proposal.

69 | 2023 PROXY STATEMENT	PROPOSAL 4 - RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Shareholder Proposals for 2024 Annual Meeting
Any shareholder proposal requested to be included in the proxy materials for the 2024 Annual Meeting of Shareholders must (a) be received by our Chief Legal and Risk Officer and Secretary on or before December 1, 2023 and (b) satisfy all of the requirements of, and not otherwise be permitted to be excluded under, Rule 14a-8 promulgated by the SEC and our Bylaws. In addition, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must also comply with the additional requirements of Rule 14a-19(b).

Our Bylaws require advance written notice to our Company of shareholder-proposed business or of a shareholder’s intention to make a nomination for Director at an annual meeting of shareholders. They also limit the business which may be conducted at any special meeting of shareholders to business brought by the Board.

Specifically, the Bylaws provide that business may be brought before an annual meeting by a shareholder only if the shareholder provides written notice to the Secretary of our Company not less than 120 days prior to the first anniversary of the date that we first released or mailed our proxy materials to shareholders in connection with the preceding year’s annual meeting. Under these provisions, notice of a shareholder proposal to be presented at the 2024 Annual Meeting of Shareholders (but that is not requested to be included in the proxy materials) must be provided to the Secretary of our Company on or before December 1, 2023. In the event, however, that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from the anniversary of the preceding year’s annual meeting date, notice by the shareholder to be timely must be so delivered not later than the close of business on the later of the 120th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made.

A shareholder’s notice must set forth:
•A description of the proposed business and the reasons for it;
•The name and address of the shareholder making the proposal;
•The class and number of shares of common stock owned by the shareholder; and
•A description of any material interest of the shareholder in the proposed business.

Our Bylaws also provide that a shareholder may nominate a Director at an annual meeting only after providing advance written notice to the Secretary of our Company within the time limits described above. The shareholder’s notice must set forth all information about each nominee that would be required under SEC rules in a proxy statement soliciting proxies for the election of such nominee, as well as the nominee’s business and residence address. The notice must also set forth the name and record address of the shareholder making the nomination and the class and number of shares of common stock owned by that shareholder. The required procedures for a shareholder to nominate a Director are described in more detail above under the heading “Corporate Governance – Director Nominations Process.”

In addition, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 12, 2024.

70 | 2023 PROXY STATEMENT	OTHER MATTERS

Other Business
Management of our Company does not intend to present other items of business and knows of no items of business that are likely to be brought before the Annual Meeting except those described in this Proxy Statement. However, if any other matters should properly come before the Annual Meeting, the persons named in the enclosed proxy will have discretionary authority to vote such proxy in accordance with the best judgment on such matters.

Copies of 2022 Annual Report
We will furnish to our shareholders without charge a copy of our Annual Report on Form 10-K (without exhibits) for the 2022 fiscal year ended December 31, 2022. Any request for an Annual Report should be sent to:

Sleep Number Corporation
Investor Relations Department
1001 Third Avenue South
Minneapolis, Minnesota 55404

Householding Information
“Householding” is a program, approved by the SEC, which allows companies and intermediaries (e.g., banks and brokers or other nominees) to satisfy the delivery requirements for proxy statements and annual reports by delivering only one package of shareholder proxy material to any household at which two or more shareholders reside. If you and other residents at your mailing address own shares of our common stock in a “street name,” your broker or bank may have notified you that your household will receive only one copy of our proxy materials. Once you have received notice from your broker that they will be “householding” materials to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. Any shareholder who is receiving multiple copies of these documents and would like to receive only one copy per household should contact the shareholder’s bank, broker or other nominee record holder. If you hold shares of our common stock in your own name as a holder of record, “householding” will not apply to your shares.

We will promptly deliver an additional copy of any of these documents to you if you call us at (763) 551-7498, email us at investorrelations@sleepnumber.com, or write us at the following address:

Sleep Number Corporation
Investor Relations Department
1001 Third Avenue South
Minneapolis, Minnesota 55404

Instructions for Virtual Meeting Participation
Our Annual Meeting will again be a virtual meeting. There will be no physical meeting location. To participate in the virtual meeting, visit www.virtualshareholdermeeting.com/SNBR2023 and enter the 16-digit control number included on your Notice of Internet Availability of the Proxy Materials, on your proxy card or on the instructions that accompanied your proxy materials. You may log into the meeting platform beginning at 10:15 a.m. Central Time on May 11, 2023. The meeting will begin promptly at 10:30 a.m. Central Time on May 11, 2023.

The virtual meeting platform is fully supported across browsers (Internet Explorer, Firefox, Chrome and Safari) and devices (desktops, laptops, tablets and cell phones) running the most updated version of applicable software and plugins. Participants should ensure that they have a strong Internet connection wherever they intend to participate in the meeting. Participants should also give themselves plenty of time to log in and ensure that they can hear streaming audio prior to the start of the meeting.

71 | 2023 PROXY STATEMENT	OTHER MATTERS

If you wish to submit a question, you may do so during the meeting at www.virtualshareholdermeeting.com/SNBR2023. Questions pertinent to meeting matters will be recognized and answered during the meeting, subject to time constraints. We reserve the right to edit or reject questions that are profane or otherwise inappropriate. Detailed guidelines for submitting written questions during the meeting will be available at www.virtualshareholdermeeting.com/SNBR2023. Appropriate questions pertinent to meeting matters that cannot be answered during the meeting due to time constraints will be posted and answered online at http://ir.sleepnumber.com and be available as soon as practical after the meeting. The information contained in or connected to our website is not incorporated by reference into, or considered a part of, this Proxy Statement.

If you encounter any technical difficulties accessing the virtual meeting platform during the check-in process or during the meeting, please call the technical support number that will be posted on the virtual meeting platform log-in page. An international technical support number will also be listed.

Your vote is important. Whether or not you plan to attend the Annual Meeting, please vote your shares of common stock “For” the Board’s nominees, “For” each of proposals 2 and 4, and “For” every “one year” on proposal 3 before you promptly by mail, telephone or Internet as instructed on your proxy card.

By Order of the Board of Directors

Samuel R. Hellfeld
Chief Legal and Risk Officer and Secretary
March 30, 2023
Minneapolis, Minnesota

72 | 2023 PROXY STATEMENT	OTHER MATTERS

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V02784-P83535

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SLEEP NUMBER CORPORATION

The Board of Directors recommends you vote FOR the following for Proposal 1:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Phillip M. Eyler
02) Julie M. Howard
03) Angel L. Mendez

The Board of Directors recommends you vote FOR proposal 2.

	For	Against	Abstain
2. Advisory Vote on Executive Compensation (Say-on-Pay)	☐	☐	☐

The Board of Directors recommends you vote FOR every "1 year" for proposal 3.

	1 Year	2 Years	3 Years	Abstain
3. Advisory Vote on Frequency of Future Advisory Votes on Executive Compensation (Say-on-Pay)	☐	☐	☐	☐

The Board of Directors recommends you vote FOR proposal 4.

	For	Against	Abstain
4. Ratification of Selection of Deloitte & Touche LLP as Independent Registered Public Accounting Firm	☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote on such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

SLEEP NUMBER CORPORATION
ANNUAL MEETING OF SHAREHOLDERS
Thursday, May 11, 2023
10:30 a.m. Central Time
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Annual Report on Form 10-K and Proxy Statement are available at www.proxyvote.com.

V02785-P83535

Sleep Number Corporation 1001 Third Avenue South Minneapolis, Minnesota 55404

This proxy is solicited by the Board of Directors of Sleep Number Corporation for use at the Annual Meeting of Shareholders to be held on May 11, 2023.

The undersigned hereby appoints Shelly R. Ibach and Samuel R. Hellfeld (collectively, the “Proxies”), and each of them, with full power of substitution, as Proxies, to vote the shares which the undersigned is entitled to vote at the Annual Meeting of Shareholders of Sleep Number Corporation to be held on May 11, 2023, at 10:30 a.m. Central Time, and at any adjournment or postponement thereof. Such shares will be voted as directed with respect to the proposals listed on the reverse side hereof and, in the Proxies’ discretion, as to any other matter that may properly come before the meeting or at any adjournment or postponement thereof.

You are encouraged to specify your choices by marking the appropriate boxes on the reverse side. WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED “FOR” EACH OF THE NOMINEES NAMED ON THE REVERSE SIDE, “FOR” PROPOSAL 2, “FOR” EVERY “ONE YEAR” ON PROPOSAL 3, AND “FOR” PROPOSAL 4, SET FORTH ON THE REVERSE SIDE, and in the discretion of management with respect to such other business as may properly come before the meeting or any adjournment thereof.

See reverse for voting instructions.

V02810-P83535

Your **Vote** Counts!

SLEEP NUMBER CORPORATION

2023 Annual Meeting

Vote by May 10, 2023
11:59 PM ET

You invested in SLEEP NUMBER CORPORATION and it's time to vote!

You have the right to vote on proposals being presented at the Annual Meeting. **This is an important notice regarding the availability of proxy material for the shareholder meeting to be held on May 11, 2023.**

Get informed before you vote

View the Annual Report on Form 10-K and Proxy Statement online OR you can receive a free paper or email copy of the material(s) by requesting prior to April 27, 2023. If you would like to request a copy of the material(s) for this and/or future shareholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.

For complete information and to vote, visit **www.ProxyVote.com**

Control #

Smartphone users

Point your camera here and vote without entering a control number

Vote Virtually at the Meeting*

May 11, 2023
10:30 AM CDT

Virtually at:
www.virtualshareholdermeeting.com/SNBR2023

*Please check the meeting materials for any special requirements for meeting attendance.

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